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                                    SECOND
                                    ------
                              AMENDED AND RESTATED
                              --------------------
                                 LOAN AGREEMENT
                                 --------------

              SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement"), is made and entered into as of the 13th day of December, 1995, by and among FLEET BANK-NH, a trust company organized under the laws of New Hampshire ("Fleet"); MELLON BANK, N.A., a national banking association ("Mellon"); and IGI, INC., a Delaware corporation ("IGI"), IGEN, INC., a Delaware corporation ("IGEN"), IMMUNOGENETICS, INC., a Delaware corporation ("ImmunoGen"), and BLOOD CELLS, INC., a Delaware corporation ("BCI"). Fleet and Mellon are hereinafter sometimes individually referred to as a "Lender" and collectively referred to as the "Lenders", and IGI, IGEN, ImmunoGen and BCI are hereinafter sometimes individually referred to as a "Borrower" and collectively referred to as the "Borrowers".


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, the Borrowers are engaged in the business of (a) developing, manufacturing and marketing poultry vaccines and veterinary pharmaceuticals, including vaccines and related products for poultry disease prevention, antibiotics and other ethical pharmaceuticals utilized by veterinarians, and over-the-counter pet grooming, nutritional, therapeutic and medicinal products,
(b) developing, manufacturing and marketing various components of cosmetic products for human use, and (c) conducting research and development activities directed toward the development of additional products and product applications which are both related and unrelated to the products currently manufactured, distributed and sold by the Borrowers (collectively, the "Business Operations"); and

     WHEREAS, pursuant to that certain Amended and Restated Loan Agreement dated May 12, 1992 by and among Fleet, the Borrowers, and certain other persons named as "Borrowers" therein (the "Amended and Restated Loan Agreement") (such Amended and Restated Loan Agreement amending and restating the Original Agreement referred to therein), Fleet has heretofore provided to the Borrowers and such other persons a revolving credit facility of up to $12,000,000 and a line of credit facility of up to $6,000,000; and

     WHEREAS, simultaneous herewith, Fleet has assigned to Mellon a 40% interest in the Revolving Credit Commitment, the Revolving Credit Note, the Line of Credit Commitment and the Line of Credit Note (as such terms are respectively defined in the Amended and Restated Loan Agreement), and in the Amended and Restated Loan Agreement and the Security Documents thereunder; and

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     WHEREAS, in order to enable the Borrowers to effect the Spin-Off (as such term is hereinafter defined), and to facilitate the Business Operations, the Borrowers have requested certain amendments and increases to the revolving credit facility and the line of credit facility, and certain other modifications to the terms and conditions of the Original Agreement and the Amended and Restated Loan Agreement; and

     WHEREAS, the Lenders are willing to effect such modifications and extensions, but only upon the terms and conditions contained herein, including, without limitation, the modification, execution, delivery, and, where appropriate, the filing and/or recording of certain collateral security instruments;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:


I.   DEFINITIONS
     -----------

     Section 1.01.  Defined Terms.  In addition to the other terms defined
     ----------------------------
elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

          "Adjusted Interest Coverage Ratio" shall mean, as to the Borrowers on a consolidated basis for any given fiscal period, the ratio of (a) the sum of
(i) consolidated Operating Income of the Borrowers earned in such fiscal period, plus (ii) Net R & D Expense incurred in such fiscal period, to (b) Interest
----
Expense incurred in such fiscal period.

          "Advances" shall mean the collective reference to: (a) the Revolving Credit Advances extended to the Borrowers from time to time pursuant to Section
2.01 of this Agreement, and (b) the Line of Credit Advances extended to the Borrowers from time to time pursuant to Section 2.02 of this Agreement.

          "Affiliate" shall mean, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, without limitation, any officer or director of the first Person or any of its Affiliates; for the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than five (5%) percent of any class of stock or similar interest.

          "Agent" shall mean Fleet, in its capacity as administrator of the Loans and as holder of the Liens and security interests securing the Obligations, all for the benefit of the Lenders.

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          "Agreement" shall mean this Second Amended and Restated Loan Agreement as it may from time to time be amended and/or supplemented.

          "Agreement Date" shall mean the date this Agreement is executed by the Lenders, being the date set forth opposite the signatures of the Lenders on the signature page hereof.

          "Applicable Law" shall mean all applicable provisions of all (a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, (b) Government Approvals, and (c) order, judgments and decrees of all courts and arbitrators.

          "Bank's Office" shall mean the office of Fleet located at One Indian Head Plaza, Nashua, New Hampshire 03060-3468, or such office of Fleet as it shall from time to time designate in writing to the Borrowers.

          "Base Rate" shall mean the rate of interest publicly announced from time to time by Fleet as its "base rate" of interest, regardless of whether such rate is the best rate offered or extended by Fleet.

          "BCI Group" shall mean the individual or collective reference to BCI and/or any direct or indirect Subsidiary of BCI created or acquired from and after the Agreement Date.

          "Borrower" or "Borrowers" shall mean and include IGI, IGEN, ImmunoGen and BCI, and each existing or hereafter created direct or indirect Subsidiary of IGI, IGEN, ImmunoGen or BCI, taken singly, collectively or in any combination, but excluding any and all Immaterial Subsidiaries.
    ---------

          "Business Day" shall mean a day other than (a) a Saturday, (b) a Sunday, or (c) in the case of a day on which any payment hereunder is to be made in the State of New Hampshire, a day on which commercial banks in the State of New Hampshire are authorized or required by law to close.

          "Capital Base", at a particular date, shall mean the sum of: (a) all amounts which would, in conformity with GAAP, be included under stockholders' equity on the consolidated balance sheet of IGI and its Subsidiaries as at such date, including all paid-in capital and all accumulated Retained Earnings; and
(b) all Subordinated Debt; provided, however, that for purposes of calculating
                           --------  -------
Capital Base, except as otherwise specifically reflected on the Pro Forma Balance Sheet (as hereinafter defined) accepted by the Lenders or as may be subsequently approved in writing by the Requisite Lenders, there shall not be
                                                                       ---
included as an asset, solely for the purpose of calculating Capital Base, any amounts attributable to: (i) the revaluation or writing up of any

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asset, including leasehold interests, (ii) treasury stock, or (iii) the value of any asset in excess of its purchase price in an arm's length transaction.

          "Capital Expenditures" shall mean with respect to any Person, all expenditures of such Person for tangible assets which are capitalized, and the fair value of any tangible assets leased by such Person under any lease which would be a Capitalized Lease, determined in accordance with GAAP, including all amounts paid or accrued by such Person in connection with the purchase (whether on a cash or deferred payment basis) or lease (including Capitalized Lease Obligations) of any machinery, equipment, tooling, real property, improvements to real property (including leasehold improvements), or any other tangible asset of any of the Borrowers which is required, in accordance with GAAP, to be treated as a fixed asset on the consolidated balance sheet of such Person.

          "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

          "Capitalized Lease Obligation" shall mean with respect to any Person, the amount of the liability which reflects the amount of future payments under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

          "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as in effect from time to time.

          "Contract" shall mean any indenture, agreement (other than this Agreement), other contractual restriction, lease in which any of the Borrowers is a lessor or lessee (other than the Real Property Leases), license, instrument, or certificates of incorporation of the Borrowers.

          "Contract Assignment" shall mean the collateral assignment by each of the Borrowers to the Agent of such Borrower's rights in its Contracts (other than Excluded Contracts), pursuant to a Conditional Assignment of Contracts dated December 20, 1990 by and between the Original Borrowers and Fleet, as amended and supplemented by the Modification Agreement and the Second Modification Agreement, and as may be further amended and/or supplemented from time to time in accordance therewith.

          "Current Assets" shall mean, at a particular date, all assets which would, in conformity with GAAP, be properly classified as current assets on the consolidated balance sheet of IGI and its Subsidiaries as at such date.

          "Current Liabilities" shall mean, at a particular date, all liabilities which would, in conformity with GAAP, be properly

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classified as current liabilities on the consolidated balance sheet of IGI and its Subsidiaries as at such date, including all Line of Credit Advances then outstanding under the Line of Credit Note.

          "Current Ratio" shall mean, on any given date, the ratio of Current Assets to Current Liabilities.

          "Default" shall mean any of the events specified in Article VII hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

          "ERISA Affiliate" shall mean, with respect to any Person, any other Person which is under common control with the first Person within the meaning of
Section 414(b) or 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in Article VII hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excluded Contracts" shall mean those specific contracts and agreements or types of contracts and agreements to which any or all of the Borrowers are a party which are listed on Schedule "12" annexed hereto.

          "Existing Capitalized Leases" shall mean the Capitalized Leases set forth on Schedule "3" annexed hereto.

          "Existing Indebtedness" shall mean the Indebtedness set forth on Schedule "1" annexed hereto and any renewals, extensions or refundings thereof, but not, with respect to any such Indebtedness for Money Borrowed, any increases in principal amounts thereof or interest rates thereon.

          "Existing Liens" shall mean the Liens set forth on Schedule "2" annexed hereto, but only, in the case of each such Lien, to the extent that it secures Existing Indebtedness.

          "Existing Operating Leases" shall mean the Operating Leases set forth on Schedule "3" annexed hereto.

          "Existing Real Properties" shall mean the specific real properties owned or leased by any of Borrowers, all of which are listed on Schedule "3" annexed hereto, and all buildings, improvements and fixtures thereon and thereto; provided, that such Schedule "3" and the definition of Existing Real
         --------
Properties shall exclude Immaterial Real Properties listed on Schedule "13" annexed hereto.

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          "Fiscal Year" shall mean the fiscal year of the Borrowers which ends on December 31 of each year. In the event that such Fiscal Year is so changed from December 31 to another date with the consent of the Requisite Lenders, then the monthly periods, quarterly periods and annual periods referred to in Article V hereof shall also be amended to coincide with such Fiscal Year, as so changed.

          "Flavorsome" shall mean Flavorsome, Ltd., a Delaware corporation, of which one-half of the issued and outstanding capital stock is currently owned by IGEN.

          "Fleet Line of Credit Note" shall mean the promissory note of the Borrowers issued to Fleet as described in Section 2.02(f) of this Agreement.

          "Fleet Revolving Credit Note" shall mean the promissory note of the Borrowers issued to Fleet as described in Section 2.01(g) of this Agreement.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, unless the context otherwise requires, with respect to any financial terms, ratios or covenants contained herein, as then in effect with respect to the preparation of financial statements; provided, however, that if any change in GAAP enacted subsequent to
            --------  -------
the Agreement Date shall affect the financial covenants referred to herein, the parties shall, in good faith, appropriately amend such covenants to reflect such changes in GAAP.

          "Government Approval" shall mean an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit.

          "Group" or "Groups" shall mean the single and collective reference to the ImmunoGen Group and the BCI Group.

          "Guaranty, "Guaranteed" or to "Guarantee", as applied to any Indebtedness or Liability, shall mean and include: (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended or the practical effect of which is to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property, or the purchase or sale of services, primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or

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payment of damages in the event of non-performance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) the repayment of amounts drawn down by beneficiaries of letters of credit not arising out of the import of goods, (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any such obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation, or (vi) otherwise.

          "Immaterial Leases" shall mean the collective reference to: (a) those specific Existing Operating Leases and Existing Capitalized Leases which are listed on Schedule "13" annexed hereto; and (b) additional Operating Leases and/or Capitalized Leases (excluding those listed on Schedule "13" hereto)
                           ---------
which, subject to the conditions and limitations set forth in this Agreement, may have been or may be entered into by any of the Borrowers following the Original Agreement Date; provided, that: (i) the annual rentals payable by the
                         --------
applicable Borrower or Borrowers under any one of such additional Operating Leases or Capitalized Leases shall not exceed $50,000, and (ii) the annual rentals payable by all Borrowers under all such additional Operating Leases or Capitalized Leases shall not exceed $250,000 in the aggregate at any time.

          "Immaterial Real Properties" shall mean the collective reference to:
(a) those specific Real Properties currently owned by any of the Borrowers which were purchased for total consideration of less than $100,000 and which are listed on Schedule "13" annexed hereto; and (b) Real Properties which, subject to the conditions and limitations set forth in this Agreement, may have been or may be purchased by any of the Borrowers following the Original Agreement Date for total consideration (inclusive of Indebtedness assumed or incurred) of not more than $100,000 in respect of any one such Real Properties.

          "Immaterial Subsidiaries" shall mean those Subsidiaries of the Borrowers designated as "Immaterial Subsidiaries" on Schedule "10" annexed hereto, each of which has no material assets, material liabilities or material revenues.

          "ImmunoGen Group" shall mean the individual or collective reference to ImmunoGen, IGI, IGEN, and/or any other direct or indirect Subsidiary of any of such Borrowers (other than any members of the BCI Group) created or acquired from and after the Original Agreement Date.

          "Indebtedness", as applied to any or all of the Borrowers, shall mean, without duplication: (a) all items (including Capitalized Lease Obligations, but excluding items of

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capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as at the date as of which Indebtedness is to be determined, (b) all obligations and Indebtedness for Money Borrowed, (c) all purchase and lease obligations (including, during the non-cancelable term of any Capitalized Lease, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (d) all Indebtedness or Liabilities of other Persons which any of the Borrowers have assumed or Guaranteed, including but not limited to all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by any of the Borrowers.

          "Indebtedness to Capital Base Ratio" shall mean, on any given date, the ratio of Indebtedness (exclusive of Subordinated Debt) of all Borrowers to Capital Base.

          "Intangible Property Security Agreements" shall mean the Security Agreement - Intellectual Property dated December 20, 1990 by and among the Original Borrowers and Fleet, as amended and supplemented by the Modification Agreement and the Second Modification Agreement, and as may be further amended and/or supplemented from time to time in accordance therewith, pursuant to which the Borrowers have created in favor of the Agent a first priority lien and security interest in the Borrowers' letters patent, patent applications, trademarks, copyrights and tradenames now owned or hereafter acquired by each of them.

          "Intercompany Investments" shall have the meaning ascribed to such term in Section 5.04(a) of this Agreement.

          "Interest Coverage Ratio" shall mean, as to the Borrowers on a consolidated basis for any given fiscal period, the ratio of Operating Income earned in such fiscal period to the total amount of Interest Expense incurred in such fiscal period.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period, all interest on, or the interest component of, all Indebtedness for Money Borrowed of such Person, whether accrued or paid, and all other interest expense charged against income of such Person in accordance with GAAP for such fiscal period.

          "Investment", as applied to any of the Borrowers, shall mean: (a) any shares of capital stock, assets, evidence of Indebtedness or other security issued by any other Person to any of the Borrowers or any Subsidiary, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, other than credit terms extended to customers in the ordinary

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course of business, (c) any Guaranty of the Indebtedness or Liability of any
other Person, (d) any obligation owed to the Borrowers secured by a Lien on, or payable out of the proceeds of production from, any property of any other Person, whether or not such obligation shall have been assumed by such Person,
(e) any other investment by any of the Borrowers or any Subsidiary thereof in any assets or securities of any other Person, and (f) any commitment to make any Investment.

          "Lease Assignment" or "Lease Assignments" shall mean the individual or collective reference to the collateral assignment by the Borrowers to the Agent of all of the Borrowers' rights, as lessee or sublessee, in and to all of the Real Property Leases (other than Immaterial Leases), each such assignment in substantially the form of Exhibit "E" to the Original Agreement, and the related waivers and agreements of the lessors and landlords in respect of such Real Property Leases, each such waiver and agreement in substantially the form included in Exhibit "E" to the Original Agreement, all as may be amended and/or supplemented from time to time in accordance therewith.

          "Liability" or "Liabilities", as applied to any of the Borrowers, shall mean any obligation or liability, whether arising under Contract, Applicable Law or otherwise, in each case to the extent that such obligation or Liability does not otherwise constitute Indebtedness of such Borrowers.

          "Lien", as applied to the property or assets (or the income or profits therefrom) of any or all of the Borrowers, shall mean (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): (a) any mortgage, lien, pledge, attachment, assignment, deposit arrangement, encumbrance, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property (including, without limitation, stock of any Subsidiary) of any of the Borrowers, or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of any of the Borrowers is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of Indebtedness or the performance of any other Liability in priority to the payment of the general, unsecured creditors of any of the Borrowers, (c) any Indebtedness which remains unpaid more than five (5) calendar days after the same shall have become due and payable and which, if unpaid, might by law (including but not limited to bankruptcy or insolvency laws) or otherwise be given any priority whatsoever over the general, unsecured creditors of any of the Borrowers, (d) any agreement (other than this Agreement) or other arrangement, express or implied, which, directly or indirectly, prohibits any of the Borrowers from creating or incurring any Lien on any of its properties or assets or which conditions the ability

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to do so on the security, on a pro rata or other basis, of Indebtedness other
                               --- ----
than Indebtedness outstanding under this Agreement, and (e) any arrangement, express or implied, under which any right or claim of any of the Borrowers is subject or subordinated in any way to any right or claim of any other Person.

          "Line of Credit Commitment" shall mean the Lenders' several obligations to extend Line of Credit Advances to the Borrowers pursuant to
Section 2.02 of this Agreement.

          "Line of Credit Notes" shall mean collective reference to the Fleet Line of Credit Note and the Mellon Line of Credit Note.

          "Loan" or "Loans" shall mean the collective reference to: (a) the loans and Revolving Credit Advances made from time to time to the Borrowers pursuant to the Revolving Credit Commitment, and (b) the loans and Line of Credit Advances made from time to time to the Borrowers pursuant to the Line of Credit Commitment.

          "MAI" shall mean Marketing Aspects, Inc., a Delaware corporation, which is currently a wholly-owned Subsidiary of IGEN.

          "Management Group" shall mean, collectively, Edward Hager, as Chairman and Chief Executive Officer of IGI, and John P. Gallo, as President and Chief Operating Officer of IGI; provided, however, that such individuals may at any
                          --------  -------
time and from time to time have such other and/or additional titles as may be directed by the Board of Directors of IGI.

          "Mellon Line of Credit Note" shall mean the promissory note of the Borrowers issued to Mellon as described in Section 2.02(f) of this Agreement.

          "Mellon Revolving Credit Note" shall mean the promissory note of the Borrowers issued to Mellon as described in Section 2.01(g) of this Agreement.

          "Modification Agreement" shall mean the Joinder, Assumption and Security Documents Modification Agreement, dated May 12, 1992, by and among Fleet, the Borrowers, and the members of the MPS Group.

          "Money Borrowed", as applied to Indebtedness, shall mean: (a) money borrowed, and (b) without duplication, (i) Indebtedness represented by notes payable and drafts accepted representing extensions of credit, (ii) all Indebtedness evidenced by bonds, debentures, notes or other similar instruments, and (iii) all Indebtedness upon which interest charges are customarily paid.

          "Mortgages" shall mean the mortgage(s), indenture(s) and/or deed(s) of trust issued by the Borrowers, as mortgagor, in favor of the Agent, as mortgagee, and granting to the Agent a first

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priority mortgage, lien and security interest in and to all of the Existing Real
Properties owned by any of the Borrowers and all other Real Properties now or hereafter owned by any of the Borrowers (other than Immaterial Real Properties), all containing substantive provisions substantially in accordance with the form of Exhibit "D" to the Original Agreement, all as may be amended and supplemented from time to time in accordance therewith.

          "MPS Group" shall mean the collective reference to Novavax, Inc., a Delaware corporation formerly known as Molecular Packaging Systems, Inc. ("MPS"), Micro Vesicular Systems, Inc., a Delaware corporation ("MVS"), Micro-Pak, Inc., a Delaware corporation ("Micro-Pak"), and Lipovax, Inc., a Delaware corporation formerly known as Novavax, Inc. ("Lipovax").

          "Net Income", as applied to the Borrowers, shall mean the consolidated net income (or loss) of IGI and its consolidated Subsidiaries for the period in question, after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP; provided that, for purposes of calculating Net Income, there shall be excluded and no effect shall be given to:

               (a) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income for the subject period;

               (b) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments and/or other capital assets, provided that there shall also be excluded any related charges for taxes thereon; and

               (c) any net gain arising from the collection of the proceeds of any insurance policy or policies.

          "Net R & D Expense" shall mean, as to the Borrowers on a consolidated basis for any given fiscal period, the amount, if any, by which: (a) the aggregate expenditures made and/or incurred by the Borrowers in such fiscal period in respect of their research and development activities, shall exceed (b)
                                                                      ------
the aggregate income (excluding royalty income derived under licenses of any of
                      ---------
the Borrower's patents or technology unrelated to the performance of ongoing services) derived by the Borrowers in such fiscal period from third Persons in respect of services performed relating to research and development activities.

          "Note" or "Notes" shall mean the individual or collective reference to the Revolving Credit Notes, the Line of Credit Notes, and any amendments, modifications or extensions thereto specifically approved in writing by the subject Lender.

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          "Obligations" shall mean the collective reference to all Indebtedness and other liabilities and obligations of every kind and description owed by any or all of the Borrowers to either or both of the Lenders from time to time, however evidenced, created or incurred, whether direct or indirect, primary or secondary, fixed or contingent, now or hereafter existing, due or to become due, including but not limited to obligations represented by or arising under this Agreement, the Notes and/or the Security Documents.

          "Operating Income" shall mean as to the Borrowers on a consolidated basis for any given fiscal period, an amount equal to the sum of: (a) Net Income for such fiscal period, (b) all federal and state income taxes paid or accrued in respect of the Pre-Tax Income of the Borrowers for such fiscal period, (c) all Interest Expense paid or accrued in such fiscal period, (d) other expense (less other income) as set forth on Borrowers financial statements, (e) all amounts deducted in such fiscal period for depreciation of tangible assets, and
(f) all amounts deducted in such fiscal period in respect of amortization of good will and/or other intangible assets.

          "Operating Leases" shall mean, collectively, all leases or similar agreements of any kind (whether relating to real property, personal property or otherwise) pursuant to which any of the Borrowers are at any time a lessee or otherwise required to make payments in connection with the use or enjoyment of any property of any kind in the Business Operations, all as determined in accordance with GAAP.

          "Original Agreement" shall mean the Loan Agreement dated December 20, 1990 (and as thereafter amended and supplemented) among Fleet, the Borrowers, and the members of the MPS Group.

          "Original Agreement Date" shall mean December 20, 1990, being the "Agreement Date" under and for purposes of the Original Agreement.

          "Original Borrowers" shall mean IGI, IGEN, ImmunoGen, MPS, Micro-Pak and MVS.

          "Person" shall mean any individual, partnership, corporation, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Pre-Tax Income", as applied to the Borrowers, shall mean the sum of
(a) the Net Income of the Borrowers for the period in question, plus (b) all federal and state income taxes paid or accrued with respect to such period as reflected on the consolidated statement of income of the Borrowers.

          "Pro Forma Balance Sheet" shall mean the unaudited consolidated pro forma balance sheet of the Borrowers described in Section 3.01(c) of this Agreement.

          "Real Properties" shall mean all of the real property now or hereafter owned or leased by any of the Borrowers, together with all buildings, improvements and fixtures thereon and thereto; including, without limitation, all Existing Real Properties.

          "Real Property Leases" shall mean all leases and other agreements and instruments in respect of the rental of real property, buildings, improvements and/or fixtures pursuant to which any of the Borrowers is or may hereafter be the lessee, sublessee, lessor or sublessor (as the case may be), including, without limitation, all Existing Operating Leases and Existing Capitalized Leases listed on Schedule "3" hereto constituting Real Property Leases.

          "Requisite Lenders" shall mean, at any time, Lenders holding, in the aggregate, more than two-thirds of the combined Revolving Credit Commitment and Line of Credit Commitment.

          "Retained Earnings" shall mean, as at any date or for any period in question, the accumulated consolidated Net Income of the Borrowers, less any and all dividends or distributions on such accumulated Net Income.

          "Revolving Credit Commitment" shall mean the Lenders' several obligations to extend Revolving Credit Advances to the Borrowers pursuant to
Section 2.01 of this Agreement.

          "Revolving Credit Notes" shall mean the collective reference to the Fleet Revolving Credit Note and the Mellon Revolving Credit Note.

          "SEC" shall mean the Securities and Exchange Commission, or any successor to the functions of such agency.

          "Second Modification Agreement" shall mean the Security Documents Modification Agreement, dated the Agreement Date, substantially in the form of Exhibit "C" annexed hereto.

          "Security Agreement" shall mean the Security Agreement dated December 20, 1990 by and between Fleet and the Original Borrowers, as amended and supplemented by the Modification Agreement and the Second Modification Agreement, and as may be further amended and/or supplemented from time to time in accordance therewith, pursuant to which the Agent has received a continuing first priority lien and security interest in and to all now-owned and hereafter-acquired (excluding, however, Immaterial Real Properties, Excluded Contracts and
          ---------  -------
Immaterial Leases) tangible and intangible personal property of all of the Borrowers, including, without limitation, all cash, marketable securities, inventories, accounts receivable, general intangibles, machinery and equipment, tooling, licenses, Capitalized Leases, Operating Leases, intangible properties and contract rights of all of the Borrowers.

          "Security Documents" shall mean the collective reference to: (a) the Security Agreement, (b) the Mortgages, (c) the Lease Assignments, (d) the Contract Assignment, (e) the Intangible Property Security Agreements, (f) the Subsidiary Pledge Agreement, and (g) all UCC Financing Statements and other documents filed or recorded to evidence and/or perfect the foregoing, or to further or collaterally secure same, all as may be amended or supplemented from time to time in accordance therewith.

          "Senior Debt" shall mean, at a particular date, the aggregate outstanding amount of all Indebtedness of the Borrowers for Money Borrowed (including Indebtedness to the Lenders), less the aggregate outstanding amount
                                         ----
of all Subordinated Debt.

          "Spin-Off" shall mean the collective reference to the series of related transactions whereby (a) MVS is transferring its stock interest in Flavorsome to IGEN, for consideration consisting of a $150,000 reduction of outstanding intercompany debt, (b) a newly formed, wholly-owned subsidiary of MPS is being merged with and into Lipovax (with Lipovax as the surviving corporation of such merger) with the stockholders of Lipovax receiving stock of MPS in consideration of and in exchange for their capital stock of Lipovax, (c) ImmunoGen is distributing to IGEN the right to receive payment from MVS and Lipovax of the aggregate sum of approximately $17,000,000 (representing funds previously advanced by ImmunoGen to MVS and Lipovax), which IGEN is simultaneously contributing and transferring to MPS as consideration for the issuance to IGEN of additional capital stock of MPS, (d) ImmunoGen is borrowing $5,000,000 of Line of Credit Advances and is utilizing the entire such $5,000,000 to prepay certain royalties under a technology licensing agreement between IGEN and Micro-Pak, (e) IGEN is distributing and transferring all of the capital stock of MPS held by IGEN to IGI, and (f) IGI is distributing all of the capital stock of MPS received by IGI from IGEN to the stockholders of IGI in a tax-free spin-off. As a result of the Spin-Off, and pursuant to the Second Modification Agreement, the MPS Group will cease to be borrowers or otherwise have the benefit of any further Loans, and all Liens heretofore held by Fleet in respect of assets of the members of the MPS Group, and in respect of any capital stock of any members of the MPS Group, shall be terminated and released.

          "Subordinated Debt" shall mean all Indebtedness for Money Borrowed and other Liabilities of any of the Borrowers, whether or not evidenced by promissory notes, which is subordinated in right of payment, in a manner satisfactory to the Lenders (as evidenced by their prior written approval thereof), to all other Obligations of the Borrowers to the Lenders.

          "Subsidiary" or "Subsidiaries" shall mean the individual or collective reference to any corporation of which 50% or more of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Borrowers, directly or indirectly through one or more Subsidiaries of any of the Borrowers. After giving effect to the Spin-Off, IGEN is a Subsidiary of IGI; and ImmunoGen, BCI, Flavorsome, MAI and Vista are Subsidiaries of IGEN.

          "Subsidiary Pledge Agreement" shall mean the Stock Pledge Agreement dated December 20, 1990 by and between Fleet and IGI, IGEN and MPS, as amended and supplemented by the Modification Agreement and the Second Modification Agreement, and as may be further amended and/or supplemented from time to time in accordance therewith, pursuant to which, as collateral security for the
Obligations: (a) IGI has pledged to the Agent all of the issued and outstanding shares of capital stock of IGEN; (b) IGEN has pledged to the Agent (i) all of the issued and outstanding shares of capital stock of ImmunoGen, MAI and Vista, and (ii) all shares of capital stock of BCI and Flavorsome owned of record by IGEN (collectively, the "Pledged Stock").

          "UCC Financing Statements" shall mean the Uniform Commercial Code financing statements on Form UCC-1 (or other applicable form) executed by the Borrowers, in form for filing and recording in the appropriate state and county jurisdictions in which any of the Borrowers maintains any assets or conducts any business.

          "Vista" shall mean Vista International Sales Corp., a Delaware corporation, which is currently a wholly-owned Subsidiary of IGEN.

          "Working Capital" shall mean, on any given date, the amount by which the Borrowers' consolidated Current Assets shall exceed their consolidated Current Liabilities, as determined in accordance with GAAP.

     Section 1.02.  Use of Defined Terms.  All terms defined in this Agreement
     -----------------------------------
shall have their defined meanings when used in the Notes, the Security Documents, and all certificates, reports or other documents made or delivered pursuant to his Agreement, unless otherwise defined therein or unless the specific context shall otherwise require.

     Section 1.03.  Accounting Terms.  All accounting terms not specifically
     -------------------------------
defined herein shall be construed in accordance with GAAP.

II.  GENERAL TERMS
     -------------


     Section 2.01.  Revolving Credit Loans.
     -------------------------------------

          (a) Subject at all times to all of the terms and conditions of this Agreement, the Lenders hereby severally (and not jointly and severally) agree to extend to the Borrowers (jointly and severally) a secured revolving credit facility, to December 31, 1999 (the "Revolving Credit Termination Date"), in an aggregate principal amount not to exceed, at any time outstanding, the maximum amount available at such time as set forth below (the "Revolving Credit Commitment"):



     Time Period                    Maximum Amount
     -----------                    --------------

     12/13/95 - 6/29/96             $12,000,000
     6/30/96 - 9/29/96              $11,200,000
     9/30/96 - 12/30/96             $10,400,000
     12/31/96 - 3/30/97             $ 9,600,000
     3/31/97 - 6/29/97              $ 8,800,000
     6/30/97 - 9/29/97              $ 8,000,000
     9/30/97 - 12/30/97             $ 7,200,000
     12/31/97 - 3/30/98             $ 6,400,000
     3/31/98 - 6/29/98              $ 5,600,000
     6/30/98 - 9/29/98              $ 4,800,000
     9/30/98 - 12/30/98             $ 4,000,000
     12/31/98 - 3/30/99             $ 3,200,000
     3/31/99 - 6/29/99              $ 2,400,000
     6/30/99 - 9/29/99              $ 1,600,000
     9/30/99 - 12/30/99             $   800,000
     12/31/99  and thereafter             - 0 -

          (b) Such revolving credit loans are herein sometimes referred to individually as a "Revolving Credit Advance" and collectively as the "Revolving Credit Advances". Subject at all times to all of the terms and conditions of this Agreement, from the date hereof to the Revolving Credit Termination Date and within the limits of the Revolving Credit Commitment as in effect from time to time, Fleet shall lend sixty (60%) percent and Mellon shall lend forty (40%) percent of the aggregate amount of each Revolving Credit Advance and of all Revolving Credit Advances, and the Borrowers (including, without limitation, any one or more of the now-existing Subsidiaries directly) shall jointly and severally, as to all Borrowers, borrow, prepay (without penalty, except as otherwise provided in the Revolving Credit Notes) and reborrow in minimum increments of Twenty-Five Thousand ($25,000) Dollars under this Section 2.01. Each request for a Revolving Credit Advance by the Lenders shall be made in writing by the Chairman, the President or the Chief Financial Officer of IGI or other authorized Person designated by IGI in writing, or by telephonic communication by such officer of IGI or other designated Person to the Lenders, which shall be confirmed by written notice to the Lenders to be delivered to the Lenders by the third Business Day next following the subject request, which notice shall be in substantially the form of the Borrowing Request Certificate annexed as Exhibit "J" to the Original Agreement.

          (c) The Borrowers shall jointly and severally pay the Lenders interest on all Revolving Credit Advances at the rate(s) per annum as in effect from time to time in accordance with the Revolving Credit Notes. Such interest shall be payable monthly in arrears, and shall be computed on the daily unpaid balance of all Revolving Credit Advances made under the Borrowers' revolving credit loan accounts with the Lenders, based on a three hundred sixty (360) day year, counting the actual number of days elapsed. In addition, the Borrowers shall jointly and severally pay to the Lenders, quarterly through the Revolving Credit Termination Date, in arrears, a fee on the unused portion of the Revolving Credit Commitment (the "Revolving Credit Commitment Fee") computed by multiplying: (i) one-quarter of one (1/4%) percent, times (ii) the actual number of days in the subject quarterly period, times (iii) the difference of (x) the amount of the Revolving Credit Commitment in effect during the majority of the subject quarterly period minus (y) the average daily principal amount of all
                         -----
outstanding Revolving Credit Advances to the Borrowers during such quarterly period, and then dividing such product by three hundred sixty (360). The Borrowers jointly and severally hereby authorize the Lenders to charge the Borrowers' revolving credit loan accounts for all such interest and Revolving Credit Commitment Fees. The Agent will report to IGI monthly as to the status of such revolving credit loan accounts, and each such report shall be fully binding on all Borrowers, except to the extent that IGI gives the Lenders written notice of exceptions within thirty (30) days after its receipt of such report.

          (d) In accordance with provisions set forth in the Security Agreement, the Agent may, upon the occurrence and during the continuation of any Event of
Default: (i) notify the Borrowers' account debtors that all accounts and receivables of the Borrowers have been assigned to the Agent, (ii) collect said accounts and receivables directly, and (iii) charge all collection costs and expenses directly to the Borrowers' revolving credit loan accounts.

          (e) Unless an Event of Default hereunder shall have occurred and shall be continuing, or as otherwise provided in the Revolving Credit Notes, or as otherwise required from time to time in order to reduce the outstanding principal amount of Revolving Credit Advances to an amount not in excess of the Revolving Credit Commitment then in effect, the Lenders shall not, prior to the Revolving Credit Termination Date, terminate this revolving credit facility or demand repayment of the principal of the Revolving Credit Notes.

          (f) Unless an Event of Default hereunder shall have occurred and be continuing, or as otherwise provided in the Revolving Credit Notes, the Borrowers shall pay in full all of their Obligations to the Lenders in respect of all Revolving Credit Advances on or prior to the Revolving Credit Termination Date.

          (g) All Revolving Credit Advances heretofore and hereafter made by the Lenders pursuant to this Section 2.01 shall be evidenced by a secured Second Amended and Restated Revolving Credit Note of the Borrowers payable to the order of Fleet in substantially the form annexed hereto as Exhibit "A-1", and a secured Second Amended and Restated Revolving Credit Note of the Borrowers payable to the order of Mellon in substantially the form annexed hereto as Exhibit "A-2", which Revolving Credit Notes are hereby incorporated herein by reference and made a part hereof.

     Section 2.02. Line of Credit Loans.
     ----------------------------------

          (a) Subject at all times to all of the terms and conditions of this Agreement, the Lenders hereby severally (and not jointly and severally) agree to extend to the Borrowers (jointly and severally) a secured line of credit loan facility, to June 30, 1996 (the "Line of Credit Termination Date"), in an aggregate principal amount not to exceed, at any time outstanding, Ten Million ($10,000,000) Dollars (the "Line of Credit Commitment"). Such line of credit loans are herein sometimes referred to individually as a "Line of Credit Advance" and collectively as the "Line of Credit Advances". Subject at all times to all of the terms and conditions of this Agreement, to the Line of Credit Termination Date and within the limits of the Line of Credit Commitment, Fleet shall lend sixty (60%) percent and Mellon shall lend forty (40%) percent of the aggregate amount of each Line of Credit Advance and of all Line of Credit Advances, and the Borrowers (including, without limitation, any one or more of the now-existing Subsidiaries directly) shall jointly and severally, as to all Borrowers, borrow, prepay (without penalty, except as otherwise provided in the Line of Credit Notes) and reborrow under this Section 2.02. Each request for a Line of Credit Advance by the Lenders shall be made in writing by the Chairman, the President or the Chief Financial Officer of IGI or other authorized Person designated by IGI in writing, or by telephonic communication by such officer of IGI or other designated Person to the Lenders, which shall be confirmed by written notice to the Lenders to be delivered to the Lenders by the third Business Day next following the subject request, which notice shall be in substantially the form of the Borrowing Request Certificate annexed as Exhibit "J" to the Original Agreement.

          (b) The Borrowers shall jointly and severally pay the Lenders interest on all Line of Credit Advances at the rate(s) per annum as in effect from time to time in accordance with the Line of Credit Notes. Such interest shall be payable monthly in arrears, and shall be computed on the daily unpaid balance of all Line of Credit Advances made under the Borrowers' revolving credit loan accounts with the Lenders, based on a three hundred sixty (360) day year, counting the actual number of days elapsed. In addition, the Borrowers shall jointly and severally pay to the Lenders, quarterly through the Line of Credit Termination Date, in arrears, a fee (the "Line of Credit Commitment Fee") computed by multiplying (i) one-half of one (1/2%) percent, times (ii) the actual number of days in the subject quarterly period, times (iii) the difference of (x) $10,000,000 minus (y) the
                                                                -----
average daily principal amount of all outstanding Line of Credit Advances to the Borrowers during such quarterly period, and then dividing such product by three hundred sixty (360). The Borrowers jointly and severally hereby authorize the Lenders to charge the Borrowers' line of credit loan accounts for all such interest and Line of Credit Commitment Fees. The Agent will report to IGI monthly as to the status of such line of credit loan accounts, and each such report shall be fully binding on all Borrowers, except to the extent that IGI gives the Lenders written notice of exceptions within thirty (30) days after its receipt of such report.

          (c) In accordance with provisions set forth in the Security Agreement, the Agent may, upon the occurrence and during the continuation of any Event of
Default: (i) notify the Borrowers' account debtors that all accounts and receivables of the Borrowers have been assigned to the Agent, (ii) collect said accounts and receivables directly, and (iii) charge all collection costs and expenses directly to the Borrowers' line of credit loan accounts.

          (d) All Line of Credit Advances shall be repayable to the Lender ON DEMAND; provided, that the Lenders shall not, prior to the Line of Credit Termination Date, terminate this line of credit facility or demand repayment of the Line of Credit Notes, except upon the occurrence of an Event of Default (as hereinafter defined) or as otherwise provided in this Agreement or in any of the Notes.

          (e) The availability of the line of credit facility may be extended on the same terms and conditions on an annual basis beyond the Line of Credit Termination Date in the sole discretion of the Lenders (by unanimous affirmative agreement thereof) by written notice from the Lenders to the Borrowers. Extensions on other than an annual basis shall be upon such terms and conditions as the Lenders (by unanimous affirmative agreement thereof) and the Borrowers shall mutually agree upon in writing. For purposes of this Agreement, the term "Line of Credit Termination Date" shall also mean and include any date or dates to which the Line of Credit Commitment is so extended.

          (f) All Line of Credit Advances heretofore and hereafter made by the Lenders pursuant to this Section 2.02 shall be evidenced by a secured Second Amended and Restated Line of Credit

Note of the Borrowers payable to the order of Fleet in substantially the form annexed hereto as Exhibit "B-1", and a secured Second Amended and Restated Line of Credit Note of the Borrowers payable to the order of Mellon in substantially the form annexed hereto as Exhibit "B-2", which Line of Credit Notes are hereby incorporated herein by this reference and made a part hereof.

     Section 2.02A.  Calculation of Certain Fees.  Anything contained in
     -------------------------------------------
Sections 2.01 and 2.02 above to the contrary notwithstanding, the Revolving Credit Commitment Fee and the Line of Credit Commitment Fee for the quarter ending December 31, 1995 shall be calculated (a) for that portion of the calendar quarter to the date hereof, based on the provisions of the Amended and Restated Loan Agreement, and (b) for that portion of the calendar quarter from and after the date hereof, based on the provisions of this Agreement.

     Section 2.03  Letters of Credit; Banker's Acceptances.
     -----------------------------------------------------

          (a) Subject at all times to all of the terms and conditions of this Agreement, Fleet may, in its sole discretion, from time to time from the Agreement Date to the Line of Credit Termination Date, for the account of any of the Borrowers, on terms and conditions satisfactory to Fleet, at the request of any of the Borrowers, provide one or more of the following financial accommodations to such Borrower: (i) issue or cause to be issued one or more standby letters of credit or other such instruments in support of the performance by such Borrower of its written obligations to the beneficiaries of such standby letters of credit or other instruments; (ii) issue or cause to be issued one or more letters of credit or other such instruments respecting the purchase of inventory in the normal course of the Business Operations, for the benefit or account of such Borrower, and all having an expiration date at least twenty (20) Business Days prior to the Line of Credit Termination Date, and/or
(iii) issue or cause to be issued banker's acceptances or other such instruments indemnifying the issuer of, or guarantying performance by the subject Borrower in connection with, letters of credit issued for the benefit or account of such Borrower for the purchase of inventory in the normal course of the Business Operations (individually and collectively, the "L/C Accommodations"), all on such terms and in such form as Fleet may elect or determine.

          (b) Without limiting Fleet's continuing discretion as aforesaid, the extension of such L/C Accommodations by Fleet shall in each instance and at all times be subject to the satisfaction of each of the following additional conditions precedent: (i) the Borrowers shall have additional unused borrowing capacity, within the Line of Credit Commitment, equal to or in excess of the face amount of each requested L/C Accommodation at the time of the request therefor; (ii) except in the case of standby letters of credit, the Agent shall have a valid and perfected first lien and security interest in all form of interest of the Borrower in the inventory to be acquired under such L/C Accommodation; (iii) the form and content of all such L/C Accommodations and related documents shall be satisfactory to Fleet, and all documents, instruments, notices and statements relating thereto (including, without limitation, any assignments of underlying purchase orders, shipping documents and/or letters of credit), if any, which Fleet may deem necessary to give effect to and protect the Agent's liens and security interests (to the extent applicable) and other rights, shall be promptly delivered to the Agent; and (iv) the Borrowers shall have fully complied with all terms and provisions hereof relative to the L/C Accommodations, including the payment of all fees and charges set forth herein.

          (c) The full face amount of all outstanding L/C Accommodations shall be applied against the Line of Credit Commitment, shall (for purposes of computing borrowing capacity within the Line of Credit Commitment) be deemed to constitute outstanding Line of Credit Advances, and shall otherwise be subject to the terms and conditions of this Agreement (including, without limitation, the imposition of interest charges on any amounts actually paid by Fleet under any L/C Accommodations); and any amounts actually paid by Fleet under any L/C Accommodations shall be deemed Advances represented by the Line of Credit Note.

          (d) The Borrowers jointly and severally hereby agree to pay to Fleet and/or any bank or issuer in connection with the L/C Accommodations the standard fees and charges charged by Fleet or such bank or issuer in such amounts and at such intervals as may be required by Fleet or such bank or issuer. Any amounts not paid to Fleet when due in respect of any L/C Accommodations may, at the discretion of such Lender, be added to the Line of Credit Advances.

          (e) Anything elsewhere contained in this Agreement to the contrary notwithstanding, the aggregate outstanding face amount of all L/C Accommodations made or incurred by Fleet for the account or benefit of the Borrowers shall not at any one time exceed $100,000.

          (f) All responsibility for all transactions underlying or related to any L/C Accommodations (other than complying with and honoring Fleet's obligations thereunder in accordance with the terms thereof) shall remain with the Borrowers. The Borrowers shall jointly and severally indemnify and hold harmless Fleet with respect to any cost, claim, damage, loss, liability or expense which Fleet may in any way suffer or incur in connection with or by reason of any transaction underlying or relating to any L/C Accommodations.

          (g) In the event that and at such time as the Line of Credit Advances shall at any time become immediately due and payable by reason of the occurrence of the Line of Credit Termination Date, or by reason of any Borrower's having entered into any revolving credit arrangements (or other comparable arrangements) other than pursuant to or as permitted by this Agreement, or by reason of an Event of Default, then the Borrowers shall, simultaneously therewith, either (i) make arrangements satisfactory to Fleet for the return and cancellation of any and all then-outstanding L/C Accommodations by the beneficiary or beneficiaries thereof, or
(ii) deposit with Fleet, on terms and conditions satisfactory to Fleet, cash collateral in an amount equal to the aggregate face amount of all remaining then-outstanding L/C Accommodations.

     Section 2.04.  Use of Proceeds.  The Borrowers shall utilize (a) the Line
     ------------------------------
of Credit Advances for general working capital and other corporate purposes, and may utilize up to $5,000,000 of Line of Credit Advances to prepay royalties to MPS in the Spin-Off, and (b) the Revolving Credit Advances for capital expenditures (subject to the provisions of Section 6.09 hereof) and acquisitions, to the extent permitted by this Agreement.

     Section 2.05.  Security for the Obligations.  The Revolving Credit Notes,
     -------------------------------------------
the Line of Credit Notes and all other Obligations shall at all times be secured by:

          (a) except only with respect to: (i) those Existing Liens reflected on Schedule "2" annexed hereto which the Lenders shall expressly permit to remain in effect as at the Agreement Date; (ii) Liens on hereafter-acquired Immaterial Real Properties incurred or assumed by any of the Borrowers; and/or (iii) subject at all times to the limitations set forth in Section 6.02 and Section
6.06 below, Liens on other assets or properties hereafter acquired by any of the Borrowers (as to which assets secured by such Existing Liens and other permitted Liens, the Agent shall have a junior security interest), a first priority security interest in all of the assets of each of the Borrowers, whether now owned or hereafter acquired, or now existing or hereafter arising, including all tangible and intangible personal property and fixtures, all cash, marketable securities, general intangibles, accounts, inventory, machinery and equipment, tooling, intellectual property rights, Contracts (other than Excluded Contracts) and products and proceeds thereof, all pursuant to the terms of the Security Agreement;

          (b) first priority mortgages, indentures and/or deeds of trust (in form and substance as shall be required in each relevant jurisdiction) on: (i) all Existing Real Properties owned by any of the Borrowers; and (ii) all Real Properties and related improvements thereon which may hereafter be owned, constructed or acquired by any of the Borrowers (other than Immaterial Real Properties and subject to the limitations of Section 6.02 and Section 6.06 and, subject at all times to the limitations set forth in this Agreement, additional Real Properties hereafter acquired by any of the Borrowers as to which the Lender shall have a junior mortgage), all pursuant to instruments containing substantive provisions substantially in accordance with the form of Mortgage annexed as Exhibit "D" to the Original Agreement;

          (c) the collateral assignment of all Real Property Leases (including Existing Real Property Leases, but excluding Immaterial Leases), all pursuant to the Lease Assignments;

          (d) the collateral assignment of all Contracts (other than Excluded Contracts), pursuant to the Contract Assignment;

          (e) a first priority lien and security interest in and to all letters patent, patent applications, trademarks, copyrights and other intangibles, and applications therefor, now owned or hereafter filed, prosecuted and acquired by any of the Borrowers, all pursuant to the Intangible Property Security Agreements;

          (f) as additional collateral security for the Loans, a pledge by the respective pledgors under the Subsidiary Pledge Agreement of all shares of the Pledged Stock thereunder; and

          (g) all UCC Financing Statements which the Agent, the Lenders and their counsel may require to be executed and filed.

     Section 2.06.  Further Obligations.  With respect to all Obligations for
     ----------------------------------
which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder, pursuant to the Notes or any of the Security Documents, or otherwise), such Obligations shall be deemed Advances subject to the Revolving Credit Commitment, and shall bear interest at the floating rate per annum applicable to Revolving Credit Advances.

     Section 2.07.  Prepayment of Notes.
     ----------------------------------

          (a) The Borrowers shall provide the Lenders with not less than five
(5) Business Days' prior written notice of the Borrowers' intention to prepay any of the Revolving Credit Advances, which notice shall indicate the aggregate principal amount (which shall be $50,000 or a whole multiple thereof) so to be prepaid. The Borrowers shall, concurrently with each such prepayment of principal, pay the full amount of all accrued interest on the principal sum so prepaid, together with any prepayment premium thereon in accordance with the Revolving Credit Notes. Notwithstanding the foregoing, without the prior written consent of the Lenders, the Borrowers shall not effect partial prepayments of the Revolving Credit Notes on more than one occasion in any fiscal quarter.

          (b) If and so long as no Event of Default has occurred and is continuing, the Borrowers shall have the right, by written notice to the Lenders, to designate whether any prepayment of any of the Obligations (excluding, however, a required reduction in the amount of outstanding Revolving Credit Advances in accordance with Section 2.01(a) hereof) shall be applied against the Revolving Credit Notes or the Line of Credit Notes. Any one or more prepayments of the Notes may be made without penalty or premium, except as otherwise provided in the Notes.

     Section 2.08.  Set-Off of Bank Accounts.  In addition to the security and
     ---------------------------------------
collateral set forth in or referred to in this Agreement, each of the Borrowers, as further security for the Obligations, hereby jointly and severally pledges and grants to the Lenders a Lien and security interest, in an aggregate amount equal to all of the Obligations from time to time owed to the Lenders, in and to the balances of any deposit accounts now or at any time hereafter maintained by such Borrower with the Lenders. If any Event of Default hereunder shall occur, the Lenders may apply any such deposit balances to the payment of the principal of and accrued interest on any of the Notes and other Obligations in such order or priority as the Lenders, in their discretion, may determine, subject to the provisions of Section 9.10 hereof. The Borrowers hereby jointly and severally covenant and agree to execute and to cause all other depositories to execute any documents, as the Lenders may deem necessary, for the granting and perfection of Lenders' security interests in such depository accounts.

     Section 2.09.  Obligations Unconditional.  The payment and performance of
     ----------------------------------------
all Obligations shall constitute the absolute and unconditional obligations of the Borrowers, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which any Borrower might otherwise have against either of the Lenders. All payments required by this Agreement and/or the Notes or Security Documents shall be paid free of any deductions and without abatement, diminution or set-off.

     Section 2.10.  Reversal of Payments.  To the extent that any payment or
     -----------------------------------
payments made to or received by the Lenders or the Agent pursuant to this Agreement, any of the Notes or any of the Security Documents are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other person under any state or federal bankruptcy or other such law, then, to the extent thereof, such amounts shall be revived as Obligations and continue in full force and effect hereunder, as if such payment or payments had not been received by the subject Lender or the Agent.


III. REPRESENTATIONS AND WARRANTIES
     ------------------------------

     The Borrowers hereby jointly and severally make the following representations and warranties to the Lenders, all of which representations and warranties shall survive the Agreement Date, the delivery of the Notes and the making of the Loans, and are as follows:

     Section 3.01.  Financial Matters.
     --------------------------------

          (a) The Borrowers have heretofore furnished to the Lenders audited consolidated financial statements (including consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows) of IGI and its consolidated Subsidiaries as at December 31, 1994, 1993, 1992, 1991 and 1990 and for each of the five (5) consecutive Fiscal Years ended on such dates (the "Financial Statements").

          (b) The Financial Statements have been prepared in accordance with GAAP on a consistent basis for all periods, are complete and correct in all material respects, and fairly present the consolidated financial condition of IGI and its consolidated Subsidiaries as at said dates, and the results of operations for the periods stated. The books of account and other financial records of IGI and each of the Subsidiaries have been maintained in accordance with GAAP, consistently applied.

          (c) The Borrowers have heretofore furnished to the Lenders the pro forma consolidated balance sheet of the Borrowers as of September 30, 1995, but giving pro forma effect to the Spin-Off and all required borrowings hereunder in connection with the Spin-Off (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet fairly reflects the consolidated financial condition of IGI and its consolidated Subsidiaries as of the date thereof and after giving pro forma effect to the Spin-Off and all borrowings required in connection with the Spin-Off, subject only to normal audit and year-end adjustments which are not and will not be material.

          (d) Neither IGI nor any of the Subsidiaries has any Liabilities, obligations or commitments of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise (collectively "Liabilities and Contingencies"), including, without limitation, Liabilities and Contingencies under employment agreements and with respect to any "earn-outs", stock appreciation rights, or related compensation obligations, except: (i) Liabilities and Contingencies disclosed in the Financial Statements or footnotes thereto, or in the Pro Forma Balance Sheet, (ii) Liabilities and Contingencies not incurred in the ordinary course of the Business Operations, all of which (and the amounts thereof, to the extent determinable) are disclosed on Schedules to this Agreement (to the extent required to be so disclosed hereunder) or in public filings made with the SEC under the Securities Exchange Act of 1934, as amended (true and complete copies of which filings have been furnished to the Lenders), (iii) Liabilities and Contingencies incurred in the ordinary course of business and consistent with past practice since the date of the most recent

Financial Statements, which are not required to be disclosed on Schedules to this Agreement, or (iv) those Liabilities which are not required to be disclosed under GAAP. The reserves, if any, reflected on the consolidated balance sheet of IGI and the Subsidiaries included in the most recent Financial Statements are appropriate and reasonable. The Borrowers have not had and do not presently have any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specifically set forth in the Financial Statements or in Schedule "1" annexed hereto.

          (e) Except as otherwise reflected in the Pro Forma Balance Sheet or on Schedule "6" or Schedule "8" to this Agreement, since the date of the most recent Financial Statements, there has been no material adverse change in the Working Capital, condition (financial or otherwise), assets, liabilities, reserves, business, prospects, management or Business Operations of the Borrowers, when taken individually or as a consolidated whole, including, without limitation, the following:

               (i) there has been no change in any assumptions underlying, or in any methods of calculating, any bad debt, contingency or other reserve relating to IGI or any of the Subsidiaries;

               (ii) there have been no write-downs in the value of any inventory of, and there have been no write-offs as uncollectible of any notes, accounts receivable or other receivables of, IGI and the Subsidiaries, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which shall be material (and all of which are described in the Schedules to this Agreement or in the Financial Statements);

               (iii) no debts have been cancelled, no claims or rights of substantial value have been waived and no properties or assets (real, personal or mixed, tangible or intangible) have been sold, transferred, or otherwise disposed of by IGI or any Subsidiary, except in the ordinary course of business and consistent with past practice;

               (iv) there has been no change in any method of accounting or accounting practice utilized by IGI or any of the Subsidiaries;

               (v) no material casualty, loss or damage has been suffered by IGI or any of the Subsidiaries, regardless of whether such casualty, loss or damage is or was covered by insurance; and

               (vi) no action described in this Section 3.01(e) has been agreed to be taken by IGI or any of the Subsidiaries.

          (f) The Borrowers have heretofore furnished to the Lenders the pro forma consolidated balance sheet of the MPS Group as of September 30, 1995, but giving pro forma effect to the Spin-Off and all capital contributions to the MPS Group in connection therewith. Such pro forma balance sheet fairly reflects the consolidated financial condition of the MPS Group as of the date thereof on a pro forma basis as aforesaid. After giving effect to the Spin-Off, except as set forth on Schedule "14" to this Agreement, (i) none of the Borrowers has any ongoing liability or obligation (fixed or contingent) in respect of any members of the MPS Group or any debts, liabilities or obligations of any member of the MPS Group, and (ii) none of the Borrowers has any ongoing obligations to any member of the MPS Group or is owed any debt or obligation by any member of the MPS Group.

     Section 3.02.  Organization; Corporate Existence.  Each of the Borrowers:
     ------------------------------------------------
(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own its properties and to carry on its businesses as now conducted and as proposed hereafter to be conducted, (c) is duly qualified to do business as a foreign corporation in each and every jurisdiction where such qualification is necessary and where the failure to so qualify would have a material adverse effect on its financial condition, business, operations, assets or properties, and (d) has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under, this Agreement, the Notes and each of the Security Documents, including the Mortgages. True and complete copies of the: (i) Certificates of Incorporation of all Borrowers, as amended and restated to date, and (ii) By-Laws of each of the Borrowers, together with all amendments thereto, have been furnished to the Lenders.

     Section 3.03.  Authorization.  The execution, delivery and performance by
     ----------------------------
the Borrowers of their respective obligations under this Agreement, the Notes and the Security Documents (including the Mortgages) have been duly authorized by all requisite corporate action and will not, either prior to or as a result of the consummation of the Loans contemplated by this Agreement: (a) violate any provision of Applicable Law, any order of any court or other agency of government, any provision of the Certificates of Incorporation or By-Laws of the Borrowers, or any Contract, indenture, agreement or other instrument to which any of the Borrowers is a party, or by which any of the Borrowers or any of its assets or properties are bound, or (b) be in conflict with, result in a breach of, or constitute (after the giving of notice of lapse of time or both) a default under, or, except as may be provided in this Agreement, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of any of the Borrowers pursuant to, any such Contract, indenture, agreement or other instrument. Except in respect of the filing of a Form 10 (including amendments thereto) and/or a Form 8-

K or Form 10-Q under the Securities Exchange Act of 1934, as amended, the Borrowers are not required to obtain any Government Approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of any of this Agreement, the Notes or the Security Documents, or in connection with or as a condition to the implementation and/or consummation of the Spin-Off.

     Section 3.04.  Litigation.  Except as disclosed on Schedule "6" annexed
     -------------------------
hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any of their respective assets, which, if adversely determined, would have a material adverse effect on any of such assets or on the business, operations, properties, assets or condition, financial or otherwise, of the Borrowers.

     Section 3.05.  Material Contracts.  Except as disclosed on Schedule "5"
     ---------------------------------
annexed hereto, none of the Borrowers is a party to any Contract, agreement or instrument or subject to any charter or other corporate restriction materially adversely affecting its business, properties, assets, operations or condition, financial or otherwise, or is subject to any liability or obligation under or relating to any collective bargaining agreement, or in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract, agreement or instrument to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, would materially adversely affect the assets or properties of such Borrower.

     Section 3.06.  Title to Properties.  The Borrowers have good and marketable
     ----------------------------------
title to all of their respective properties and assets, free and clear of all mortgages, security interests, restrictions, encumbrances or other Liens of any kind, except for restrictions on the nature of use thereof imposed by Applicable Law, and except for Existing Liens, none of which materially interfere with the use and enjoyment of such properties and assets in the normal course of the Business Operations as presently conducted, or materially impair the value of such properties and assets for the purpose of such business.

     Section 3.07.  Real Properties.  Each of the Borrowers is and shall remain
     ------------------------------
the record fee owner or lessee of all of the Real Properties owned or leased by such Borrower, and:

          (a) All of the owned and leased Real Properties (other than Real Properties under Immaterial Leases) will be owned or leased free and clear of any and all mortgages, liens, charges, easements and encumbrances binding upon any of the Borrowers, except for the Mortgages and the Lease Assignments, and except for encumbrances or imperfections of title listed in Schedule "3" annexed hereto or other related immaterial zoning, easements or other restrictions of record, none of which shall: (i) be material in amount; (ii) materially detract from the value of any of the Real Properties; (iii) materially impair the use of any of the Real Properties in connection with the Business Operations; or (iv) render title to any of the Real Properties unmarketable or indefeasible;

          (b) Except as set forth in Schedule "3" annexed hereto or in respect of Immaterial Leases or Immaterial Real Properties listed on Schedule "13" annexed hereto, the Real Properties and all buildings and improvements located thereon have been constructed to have access, ingress, egress, water supply, storm and sanitary sewage facilities, telephone, gas, electricity, fire protection, and, without limitation, other required public utilities, which are adequate for the uses thereof in the Borrowers' business; and all access, ingress and egress to and from the Real Properties, and all utility connections thereto, are by public streets and roads;

          (c) Except as set forth in Schedule "3" annexed hereto or in respect of Immaterial Leases or Immaterial Real Properties listed on Schedule "13" annexed hereto, all buildings and improvements located on the Real Properties (including, without limitation, the roofs, basements, appliances, the plumbing, heating and electric systems, the cesspools and septic systems, if any, and the elevators, if any) are in good working order, condition and repair (reasonable wear and tear excepted) for the purposes currently used by the Borrowers, and, to the Borrowers' knowledge, are maintained in accordance with Applicable Law in all material respects; and, to the Borrowers' knowledge, no condition exists pursuant to which any adjoining or other landowner may claim damage to such landowner's property by reason of drainage from or any other condition existing upon the Real Properties; and

          (d) Except as set forth in Schedule "3" annexed hereto or in respect of Immaterial Leases or Immaterial Real Properties listed on Schedule "13" annexed hereto, the use of the Real Properties in and for the purposes of the Business Operations is in full compliance with all building, zoning and other Applicable Law in all material respects.

     Section 3.08.  Machinery and Equipment.  The machinery and equipment owned
     --------------------------------------
and/or used by the Borrowers is covered under the Security Agreement and is, as to each individual material item of machinery and equipment, and in the aggregate as to all such machinery and equipment, in good and usable condition and in a state of good maintenance and repair (reasonable wear and tear excepted), and adequate for its use in the Business Operations.

     Section 3.09.  Capitalization.  Except as set forth on Schedule "10"
     -----------------------------
annexed hereto, before giving effect to the Spin-Off, IGI has no Subsidiaries other than the Subsidiaries listed in IGI's Form 10-K for its Fiscal Year ended December 31, 1994; and after giving effect to the Spin-Off, other than the elimination of the members of the MPS Group as Subsidiaries, IGI's Subsidiaries are as they were immediately prior to the Spin-Off. Neither IGI nor any existing Subsidiaries owns any capital stock, equity or assets of any other corporation, form or entity, except for the Immaterial Subsidiaries (each of which has total assets and/or total liabilities not in excess of $25,000), all as set forth on Schedule "10" annexed hereto.

     Section 3.10.  Solvency.  The Spin-Off, and the borrowings made and to be
     -----------------------
made by the Borrowers under this Agreement, do not and will not render the Borrowers insolvent or with unreasonably small capital for their business; the fair saleable value of all of the assets and properties of the Borrowers do now, and will, upon the funding of the Loans contemplated hereby and after giving effect to the Spin-Off, exceed the aggregate Liabilities and Indebtedness of the Borrowers (including Contingent Liabilities); none of the Borrowers is contemplating either the filing of a petition under any state or federal bankruptcy or insolvency law, or the liquidation of all or any substantial portion of its assets or property; and the Borrowers have no knowledge of any Person contemplating the filing of any such petition against the Borrowers.

     Section 3.11.  Full Disclosure.  No statement of fact made by or on behalf
     ------------------------------
of any of the Borrowers in this Agreement, in any Security Document, or in any agreement, certificate or schedule furnished to the Lenders pursuant hereto (including, without limitation, all proxy materials and Forms 10-K, 10-Q, 8-K, and amendments thereto, for the fiscal period from January 1, 1990 through September 30, 1995, as filed with the SEC) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make any statements contained herein or therein not misleading. Except for matters of a general economic or political nature which do not affect the Borrowers uniquely, there is no fact presently known to the Borrowers which has not been disclosed to the Lender, which materially adversely affects, or so far as the Borrowers can foresee, will materially adversely affect, their property, business, operations or condition (financial or otherwise).

     Section 3.12.  No Investment Company.  None of the Borrowers is an
     ------------------------------------
"investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     Section 3.13.  Margin Securities.  None of the Borrowers owns or has any
     --------------------------------
present intention of acquiring any "margin security" within the meaning of Regulation G (12 CFR Part 207), or any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

     Section 3.14.  Tax Returns.  Except as otherwise set forth in footnotes to
     --------------------------
the consolidated balance sheet of Borrowers as at December 31, 1994, and except for any returns currently on extension pursuant to properly filed extension, the Borrowers have filed all federal, state and local tax returns required to be filed by any of them and have paid or made adequate provision (as reflected in the balance sheets described in Section 3.01 hereof) for the payment of all federal, state and local taxes, charges and assessments.

     Section 3.15.  ERISA.  Except as set forth in Schedule "7" annexed hereto,
     --------------------
none of the Borrowers nor any ERISA Affiliate of any of the Borrowers maintains or has any obligation to make any contributions to any pension, profit sharing or other similar plan providing for deferred compensation to any employee. With respect to any such plan(s) as may now exist or may hereafter be established by the Borrowers or any ERISA Affiliate of any of the Borrowers, and which constitutes an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA, except as set forth on Schedule "7": (a) the Borrowers or the subject ERISA Affiliate have paid and shall cause to be paid when due all amounts necessary to fund such plan(s) in accordance with its terms, (b) except for normal premiums payable by the Borrowers to the Pension Benefit Guaranty Corporation ("PBGC"), the Borrowers or the subject ERISA Affiliate have not taken and shall not take any action which could result in any Liability to the PBGC, or any of its successors or assigns, (c) the present value of all vested accrued benefits thereunder shall not at any time exceed the value of the assets of such plan(s) allocable to such vested accrued benefits, (d) there have not been and there shall not be any transactions such as would cause the imposition of any tax or penalty under Section 4975 of the Code or under Section 502 of ERISA, which would adversely affect the funded benefits attributable to the Borrowers or the subject ERISA Affiliate, (e) there has not been and there shall not be any termination or partial termination thereof (other than a partial termination resulting solely from a reduction in the number of employees of the Borrowers or an ERISA Affiliate of the

Borrowers, which reduction is not anticipated by the Borrowers), and there has not been and there shall not be any "reportable event" (as such term is defined in Section 4043(b) of ERISA) on or after the effective date of Section 4043(b) of ERISA with respect to any such plan(s) subject to Title IV of ERISA, (f) no "accumulated funding deficiency" (as defined in Section 412 of the Code) has been or shall be incurred on or after the effective date of Section 412 of the Code, (g) except as otherwise reflected on Schedule "7" annexed hereto, such plan(s) have been and shall be determined to be "qualified" within the meaning of Section 401(a) of the Code, and have been and shall be duly administered in compliance with ERISA and the Code, and (h) the Borrowers are not aware of any fact, event, condition or cause which might adversely affect the qualified status thereof. As respects any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) to which any of the Borrowers or any ERISA Affiliate thereof has heretofore been, is now, or may hereafter be required to make contributions, such Borrower or such ERISA Affiliate has made and shall make all required contributions thereto, and there has not been and shall not be any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on the part of the Borrowers or such ERISA Affiliate.

     Section 3.16.  Compliance with Laws.  The Borrowers are in compliance in
     -----------------------------------
all material respects with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labelling and other Applicable Law which are material to their respective businesses and the Business Operations, and the Borrowers are not aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such Applicable Law, or which may give rise to the assertion of any such violation, the effect of which could have a material adverse effect on any Borrower.

     Section 3.17.  Licenses and Permits.  The Borrowers have all federal, state
     -----------------------------------
and local licenses and permits required to be maintained in connection with and material to the Business Operations (including all Food and Drug Administration ("FDA") permits and licenses), and all such licenses and permits are valid and in full force and effect.

     Section 3.18.  Environmental Laws.
     ---------------------------------

          (a) Except as disclosed on Schedule "9" annexed hereto: (i) the Borrowers have complied in all material respects with all Environmental Laws relating to their respective businesses and properties, and (ii) there exists no Hazardous Substances in or under any Existing Real Properties or storage tanks, except those that are stored and used in compliance with Applicable Laws.

          (b) Except as disclosed in Schedule "9" annexed hereto, to the best of the Borrowers' knowledge, there exist no past or present violations of Environmental Laws which will result in a material adverse effect on the business, operations, prospects, assets, property or condition (financial or otherwise) of the Borrowers.

          (c) During the term of this Agreement, and for so long as any Loans remain outstanding, the Borrowers shall comply in all material respects with all applicable Environmental Laws, and shall, in addition, promptly notify the Lender of any and all claims, demands or Notices received under any Environmental Laws and the Borrowers' response thereto.

          (d) As used in this Section 3.18 and in Section 5.17 below, the following terms have the following meanings:

          "Environmental Laws" include all federal, state, and local laws, rules, regulations, ordinances, permits, orders, and consent decrees agreed to by the Borrowers, relating to health, safety, and environmental matters applicable to the business and property of the Borrowers. Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S)6901 et seq., as amended; the New Jersey Environmental Cleanup and Recovery Act ("ECRA"); the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S)9601 et seq., as amended; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. (S)2601 et seq., as amended; and the Clean Water Act, 33 U.S.C. (S)1331 et seq., as amended.

          "Hazardous Substances", "Release", "Respond" and "Response" shall have the meanings assigned to them in CERCLA, 42 U.S.C. (S)9601, as amended.

          "Notice" means any summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter, or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of Hazardous Substances on or off any Real Properties; the imposition of any lien on any Real Properties, including but not limited to liens asserted by government entities in connection with any Borrower's response to the presence or Release of Hazardous Substances; and any alleged violation of or responsibility under any Environmental Laws.

     Section 3.19.  Reaffirmation.  Each and every request by a Borrower for
     ----------------------------
Advances under Section 2.01 or Section 2.02 above shall constitute a reaffirmation of the truth and accuracy in all material respects of the Borrowers' representations and warranties hereunder and under the Security Documents on and as of the date of such request.


IV.  CONDITIONS OF MAKING THE LOANS
     ------------------------------

     The effectiveness of this Agreement and the amendments to be effected hereby, and the obligations of the Lenders to make any further Advances hereunder, are subject to the following conditions precedent:

     Section 4.01.  Representations and Warranties.  The representations and
     ---------------------------------------------
warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Agreement Date, and on each subsequent date that an Advance is to be made.

     Section 4.02.  Loan Documents.  The Borrowers shall have duly executed and
     -----------------------------
delivered to the Agent and the Lenders (as appropriate), upon the execution of this Agreement, all of the following:

          (a) The Second Modification Agreement (which shall also have been duly executed and delivered by the MPS Group), and all UCC Financing Statements, stock certificates and stock powers, and other certificates and documents required thereunder;

          (b) The Notes;

          (c) A certificate of the Secretary or an Assistant Secretary of each of the Borrowers certifying the votes of the Boards of Directors of the Borrowers, each authorizing and directing the execution and delivery of this Agreement, the Notes, the Second Modification Agreement, and all further agreements, instruments, certificates and other documents pursuant hereto and thereto;

          (d) A certificate of the Secretary or an Assistant Secretary of each of the Borrowers certifying the names of the officers of each of the Borrowers who are authorized to execute and deliver this Agreement, the Notes, the Second Modification Agreement, and all other agreements, instruments, certificates and other documents to be delivered pursuant hereto and thereto, together with the true signatures of such officers. The Lenders may conclusively rely on such certificate until they shall receive any further such certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

          (e) Certificates of the Secretary of State of Delaware, all dated reasonably prior to the Agreement Date, stating that each

Borrower is duly incorporated and in good standing in such jurisdiction; and

          (f) Certificates of the Secretary of State of New Jersey, dated reasonably prior to the Agreement Date, stating that each of IGI and ImmunoGen is in good standing as a foreign corporation in such jurisdiction; and

          (g) Such other agreements, instruments, documents and certificates as the Lenders or their counsel may reasonably request.

     Section 4.03.  Spin-Off.  The Borrowers shall have implemented, consummated
     -----------------------
and completed the Spin-Off strictly in accordance with the terms and conditions thereof as set forth in the definition of "Spin-Off" contained in Section 1.01 hereof, subject only to the funding of the $5,000,000 of Line of Credit Advances as contemplated by clause (d) of the definition of "Spin-Off" contained in
Section 1.01 hereof; and the Borrowers shall have delivered to the Lenders a certificate of the Chairman, President or Chief Financial Officer of IGI, confirming such implementation, consummation and completion.

     Section 4.04.  Legal Opinion.  The Lenders shall have received the
     ----------------------------
favorable written opinion of White & McDermott, P.C., counsel for the Borrowers and/or other such counsel acceptable to the Lenders, each dated the Agreement Date, satisfactory to the Lenders and their counsel in scope and substance.

     Section 4.05.  Amendment/Restructuring Fee.  The Borrowers shall have paid
     ------------------------------------------
to Fleet (for Fleet's sole account) an amendment/restructuring fee in the aggregate amount of $20,000.

     Section 4.06.  Expense Reimbursement.  The Borrowers shall have paid or
     ------------------------------------
reimbursed Fleet for its out-of-pocket costs, charges and expenses (including reasonable attorneys' fees) incurred to the date of this Agreement.

     Section 4.07.  Further Matters.  All legal matters, and the form and
     ------------------------------
substance of all documents, incident to the transactions contemplated hereby shall be satisfactory to counsel for the Lenders.

     Section 4.08.  No Default.  No Default or Event of Default shall have
     -------------------------
occurred.


V.   AFFIRMATIVE COVENANTS
     ---------------------

     The Borrowers hereby jointly and severally covenant and agree that, from the date hereof and until all Obligations (whether now existing or hereafter arising) have been paid in full and the

Borrowers have no further right to extension or funding under this Agreement, each of the Borrowers shall:

     Section 5.01.  Corporate and Insurance.  Do or cause to be done all things
     --------------------------------------
necessary to at all times (a) other than mergers solely among Borrowers, preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises, (b) comply with this Agreement and maintain and preserve the Agent's Liens and the priority thereof, (c) maintain, preserve and protect all of its franchises and material trade names, and preserve all of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear excepted), and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto, so that the Business Operations carried on in connection therewith may be properly and advantageously conducted at all times, (d) keep, under the coverage of an "umbrella" policy or other form of coverage reasonably acceptable to the Lenders, its insurable properties adequately insured at all times, by financially sound and reputable insurers reasonably acceptable to the Lenders, to such extent and against such risks, including fire and other risks and casualty insured against by extended coverage, and maintain, as part of such coverage, liability and such other insurance, as is customarily maintained by companies engaged in similar businesses (including, without limitation, products liability insurance), in amounts reasonably satisfactory to the Agent and each Lender, all of which insurance policies shall name the Agent and each Lender as loss payee and an additional insured as its interests appear, and shall provide for the Agent and each Lender to receive written notice thereof at least twenty
(20) days prior to any cancellation, modification or non-renewal of the subject policy, and (e) comply with all Applicable Law material to its Business Operations, whether now in effect or hereafter enacted, promulgated or issued.

     Section 5.02.  Payment of Taxes.  File, pay and discharge, or cause to be
     -------------------------------
paid and discharged, all taxes, assessments and governmental charges or levies imposed upon the Borrowers or upon their income and profits or upon any of their property (real, personal or mixed) or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, might become a Lien or charge upon such property or any part thereof; provided, however, that the Borrowers
                                        --------  -------
shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim (other than taxes and/or assessments relating to real property or the use thereof) so long as (a) the validity thereof shall be contested in good faith by appropriate proceedings and the Borrowers shall have set aside on their books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested, and (b) payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of the Borrowers' property shall be seized or sold in satisfaction thereof.

     Section 5.03.  Notice of Proceedings.  Give prompt written notice to the
     ------------------------------------
Lenders of any proceedings instituted against any of the Borrowers in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could have a material adverse effect upon such Borrower's business, operations, properties, assets or condition, financial or otherwise.

     Section 5.04.  Periodic Reports.  Furnish to the Lenders:
     -------------------------------

          (a) Within ninety (90) calendar days after the end of each Fiscal
Year: (i) consolidated balance sheets, statements of income, statements of stockholders' equity, and statements of cash flows of the Borrowers, together with footnotes and supporting schedules thereto, all certified by independent certified public accountants selected by the Borrowers and reasonably acceptable to the Lenders (with the form of certification to be without qualification or otherwise satisfactory to the Lenders), showing the financial condition of the Borrowers at the close of such Fiscal Year and the results of operations of the Borrowers during such Fiscal Year; (ii) an unaudited consolidating balance sheet and statement of income of each of the Borrowers, together with appropriate adjustments and eliminations; and (iii) a schedule of all Contracts, capital contributions and loan transactions between any Borrower (on the one hand) and any other Borrower or any Subsidiary (on the other hand), including therein a schedule of all cash capital contributions made by any Borrower and all Indebtedness (including Indebtedness for Money borrowed) owed to any Borrower by any other Borrower or any Subsidiary (hereinafter collectively referred to as "Intercompany Investment(s)"), as at the end of such Fiscal Year;

          (b) Within forty-five (45) calendar days after the end of each fiscal quarter: (i) unaudited consolidated and consolidating balance sheets and statements of income of the Borrowers, together with supporting schedules thereto, prepared by the Borrowers and certified by the Borrowers' Chairman, President or Chief Financial Officer, such balance sheets to be as of the close of such fiscal quarter and such statements of income to be for the period from the beginning of the then-current Fiscal Year to the end of such fiscal quarter, together with comparative statements of income for the corresponding fiscal quarter in the immediately preceding Fiscal Year, in each case subject to normal audit and year-end adjustments which shall not be material; and (ii) a schedule of all Intercompany Investments (specifying therein, the respective obligors and obligees) as at the end of such fiscal quarter;

          (c) Concurrently with the delivery of each set of audited financial statements contemplated by Section 5.04(a) above, a certificate from the independent certified public accountants for the Borrowers, in form and content reasonably satisfactory to the Lenders, certifying that, in connection with their audit examination which was performed to express an opinion of such financial statements, such accountants have reviewed the provisions of this Agreement and that no Event of Default has come to their attention;

          (d) Concurrently with the delivery of each of the financial statements required by Sections 5.04(a) and 5.04(b) above, a certificate (the "Compliance Certificate") on behalf of the Borrowers (signed by the Chairman or President of IGI on behalf of the Borrowers or IGI's Chief Financial Officer), in substantially the form annexed as Exhibit "K" to the Original Agreement, (i) calculating, setting forth, and certifying as to the accuracy of the calculations required under Sections 5.08 through 5.11 hereof, and (ii) certifying that he has examined the provisions of this Agreement and that no Event of Default has occurred and/or is continuing;

          (e) Such other supplemental financial information pertaining to the Borrowers as either Lender may from time to time reasonably request (provided,
                                                                     --------
that as to items listed in clauses (iii) and (iv) below, not more frequently than annually) including: (i) aging schedules of all accounts receivable and accounts payable of the Borrowers as of the end of any one or more months, (ii) an analysis of the Borrowers' inventory as at the end of any one or more months in a form reasonably satisfactory to the requesting Lender, (iii) within thirty
(30) days after the commencement of each Fiscal Year, a consolidated Capital Expenditure budget and a separate consolidated research and development expenditure budget of the Borrowers for such Fiscal Year showing the nature and amount of the proposed Capital Expenditures and proposed research and development expenditures; and within ninety (90) days after the end of each Fiscal Year, updated reports showing the actual Capital Expenditures and actual research and development expenditures for such immediately preceding Fiscal Year; and (iv) within thirty (30) days after the commencement of each Fiscal Year, a consolidated cash flow and profit and loss projection of the Borrowers for such Fiscal Year;

          (f) Within ten (10) days after filing with the SEC, true and complete copies of all registration statements, proxy materials and other periodic reports (including Forms 10-K, 10-Q, 8-K and other related forms) filed or required to be filed on behalf of any or all of the Borrowers or any Subsidiary with the SEC under the Securities Act of 1933, as amended, and/or the Securities and Exchange Act of 1934, as amended; and

          (g) Promptly, from time to time, such other information regarding the Borrowers' operations, assets, business, affairs and financial condition, as either Lender may reasonably request.

     Section 5.05.  Books and Records; Inspection.  Maintain centralized books
     --------------------------------------------
and records respecting all of the Business Operations at the Borrowers' principal places of business, and permit agents or representatives of the Agent and each Lender to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the Business Operations, all of the Borrowers' various books and records, and to make copies, abstracts and/or reproductions thereof.

     Section 5.06.  Notice of Default or Material Adverse Change.  Promptly
     -----------------------------------------------------------
advise the Lender of: (a) any material adverse change in the condition, financial or otherwise, of ImmunoGen, individually, or all of the Borrowers when taken as a consolidated whole, or any other Borrower providing 10% or more of the Borrowers' consolidated revenues or assets; and (b) as to any of the Borrowers, of the existence or occurrence of any Default or Event of Default.

     Section 5.07.  Accounting.  Maintain a standard system of accounting in
     -------------------------
order to permit the preparation of consolidated financial statements in accordance with GAAP.

     Section 5.08.  Capital Base.  As at the end of each quarter of each Fiscal
     ---------------------------
Year, maintain a Capital Base of not less than the minimum amount set forth below for such date:


     Quarter Ending                Minimum Capital Base
     --------------                --------------------
     December 31, 1995             Capital Base as calculated from
                                   audited financial statements as
                                   of 12/31/95, minus $100,000
                                   (herein, "x")
     March 31, 1996                x + $375,000
     June 30, 1996                 x + $750,000
     September 30, 1996            x + $1,125,000
     December 31, 1996             x + $1,500,000
     March 31, 1997                x + $2,000,000
     June 30, 1997                 x + $2,500,000
     September 30, 1997            x + $3,000,000
     December 31, 1997             x + $3,500,000
     March 31, 1998                x + $4,125,000
     June 30, 1998                 x + $4,750,000
     September 30, 1998            x + $5,375,000
     December 31, 1998             x + $6,000,000
     March 31, 1999                x + $6,625,000
     June 30, 1999                 x + $7,250,000
     September 30, 1999            x + $7,875,000
     December 31, 1999             x + $8,500,000
       and thereafter

provided, that from time to time as and when any of the Borrowers shall
--------
receive any net proceeds from any public or private offering or sale of any equity securities of any Borrower which are not reflected in the Pro Forma Balance Sheet, then the foregoing minimum amounts shall thereupon and thereafter be permanently increased by an amount equal to the amount of such net proceeds.

     Section 5.09.  Indebtedness to Capital Base Ratio.  As at the end of each
     -------------------------------------------------
quarter of each Fiscal Year, maintain an Indebtedness to Capital Base Ratio of not more than (a) 3.00 to 1 from September 30, 1995 through December 31, 1995,
(b) 2.50 to 1 from January 1, 1996 through June 30, 1996, (c) 2.00 to 1 from July 1, 1996 through December 31, 1996, (d) 1.50 to 1 from January 1, 1997 through June 30, 1997, and (e) 1.25 to 1 from and after July 1, 1997.

     Section 5.09A.  Current Ratio.  As at the end of each quarter of each
     -----------------------------
Fiscal Year, maintain a Current Ratio of not less than 1.50 to 1.

     Section 5.10.  Interest Coverage Ratio.  As at the end of each Fiscal Year,
     --------------------------------------
maintain an Interest Coverage Ratio of not less than 1.50 to 1.

     Section 5.11.  Adjusted Interest Coverage Ratio.  As at the end of each
     -----------------------------------------------
Fiscal Year, maintain an Adjusted Interest Coverage Ratio of not less than 3 to 1.

     Section 5.12.  Deposit Accounts.  The Borrowers shall utilize Fleet as
     -------------------------------
the Borrowers' principal bank of account and maintain with Fleet all of Borrowers' primary corporate depository bank accounts. The Borrowers shall not open or otherwise maintain accounts with any other financial institution except
(a) as set forth on Schedule "11" annexed hereto, (b) incidental accounts otherwise required for the Business Operations, and/or (c) as may otherwise be approved in writing by the Requisite Lenders.

     Section 5.13.  New Realty.  Except for: (i) Operating Leases and/or
     -------------------------
Capitalized Leases constituting Immaterial Leases, (ii) purchases of Immaterial Real Properties, and (iii) purchases of other Real Properties (in addition to Immaterial Real Properties) expressly permitted pursuant to the provisions of
Section 6.09 below, obtain the written consent of the Requisite Lenders prior to entering into any purchase or lease of real estate in any capacity, supply the Lender with a copy of each proposed purchase agreement or lease and, in any event, unless otherwise waived in writing by the Requisite Lenders, grant to the Agent a specific first priority mortgage or collateral assignment of each parcel of real property or each lease in such form, on such terms and with such supporting materials as the Agent shall specify.

     Section 5.14.  Reimbursements.  Pay or reimburse the Lenders or other
     -----------------------------
appropriate Persons for all costs, expenses and other charges incurred or payable in connection with the transactions contemplated by this Agreement, regardless of whether the transactions are in fact consummated, including but not limited to any and all title insurance premiums, search fees, recording fees, mortgage taxes, environmental site assessment costs, appraisal and survey costs, and legal fees; provided that the Borrowers shall not be required to pay or reimburse Mellon for its attorneys' fees incurred in connection with the review and negotiation of this Agreement.

     Section 5.15.  Further Deliveries.  Exert its best efforts to obtain and
     ---------------------------------
deliver to the Agent any and all further landlord's and/or lessee's consents and estoppel certificates in respect of the Lease Assignments, certificates of occupancy, and other relevant matters related to the Real Properties, to the extent that the same have not previously been delivered, are not available for delivery, or are not delivered to the Agent in accordance with this Agreement and the Security Documents, and which subsequent deliveries are expressly consented to in writing by Agent.

     Section 5.16.  [Intentionally Omitted]
     -------------

     Section 5.17.  Environmental Response.  In the event of any discharge,
     -------------------------------------
spill, injection, escape, emission, disposal, leak or other Release of Hazardous Substances on any Real Property owned or leased by any of the Borrowers, which is not authorized by a permit or other approval issued by the appropriate governmental agencies, and which requires notification to or the filing of any report with any federal or state governmental agency, the Borrowers shall promptly: (i) notify the Lender; and (ii) comply with the notice requirements of the Environmental Protection Agency and applicable state agencies, and take all steps necessary to promptly clean up such discharge, spill, injection, escape, emission, disposal, leak or other Release in accordance with all applicable Environmental Laws and the Federal National Contingency Plan, and, if required, receive a certification from all applicable state agencies or the Environmental Protection Agency, that such Real Property has been cleaned up to the satisfaction of such agency(ies). In addition, the Borrowers shall promptly register with the New Jersey Department of Environmental Protection any underground storage tanks installed after the Agreement Date pursuant to the applicable regulations contained in the New Jersey Underground Storage Tank Act, N.J.S.A. 58: 10A-21, et seq.
                     -------

     Section 5.18.  Management.  Cause each of Edward B. Hager and John P. Gallo
     -------------------------
to continue to be employed as senior executive officers of IGI, unless a successor to either of such members of the Management Group is appointed within ninety (90) days of the termination of such Person's employment, and such successor shall be reasonably satisfactory to the Requisite Lenders.

VI.  NEGATIVE COVENANTS
     ------------------

     The Borrowers jointly and severally covenant and agree that, until all Obligations (whether now existing or hereafter arising) have been paid in full and the Borrowers have no further right to extension or funding under this Agreement, unless the Requisite Lenders shall otherwise consent in writing, none of the Borrowers shall, directly or indirectly:

     Section 6.01.  Indebtedness and Liabilities.  Incur, create, assume, become
     -------------------------------------------
or be liable in any manner with respect to, or permit to exist, any Indebtedness or Liability, other than:
              ----- ----

          (a) Indebtedness to the Lenders for Money Borrowed, or otherwise;

          (b) Indebtedness and Liabilities with respect to trade obligations, accounts payable and other normal accruals incurred in the ordinary course of business, or with respect to which any of the Borrowers is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrowers have set aside on their books adequate reserves therefor;

          (c) Indebtedness under those Real Property Leases listed on Schedule "3" or Schedule "13" annexed hereto;

          (d) Indebtedness under Existing Operating Leases listed on Schedule "3" or Schedule "13" annexed hereto;

          (e) Existing Indebtedness, but only to the extent set forth on Schedule "1" annexed hereto;

          (f) Indebtedness incurred or assumed in connection with the purchase of Immaterial Real Properties after the Original Agreement Date;

          (g) Indebtedness incurred or assumed in connection with Immaterial Leases entered into after the Original Agreement Date;

          (h) Purchase money Indebtedness or other Indebtedness incurred or assumed in connection with Investments (including the acquisition of additional assets or businesses) and Capital Expenditures made following the Original Agreement Date; provided, however, that: (i) the Borrowers shall, in connection
                --------  -------
with the incurrence of any and all such Indebtedness, be in compliance with the provisions of Section 6.06(c) and Section 6.09 hereof; and (ii) to the extent
                              ---
that the Borrowers shall elect to incur Indebtedness for Money Borrowed (other than purchase money Indebtedness) from any financial institution in connection with any permitted Investment contemplated by Section 6.06(c) hereof, they shall afford the Lenders a reasonable right of first refusal (in proportion to the Lenders' respective proportions of the aggregate amount of the Revolving Credit Commitment and the Line of Credit Commitment) to provide the financing therefor; provided, that the terms and conditions of any such
                    --------
financing which the Lenders may (at their sole discretion) elect to offer shall be on terms and conditions which, in the aggregate, shall be no less favorable to the Borrowers than those offered by any other comparable financial institution;

          (i) Intercompany Investments which are represented by instruments that are promptly delivered (with all necessary endorsements thereon) to the Agent pursuant to the Security Agreement and/or the Subsidiary Pledge Agreement; and

          (j) Subordinated Debt in such amounts and upon such terms and conditions as shall be acceptable to the Lender.

     Section 6.02.  Liens.  Create, incur, assume or suffer to exist any Lien or
     --------------------
other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

          (a) Subject to Section 5.02 above, Liens securing the payment of taxes which are either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrowers shall have set aside on their books adequate reserves;

          (b) Deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of Money Borrowed) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

          (c) Liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by the Borrowers in good faith in the ordinary course of business and discharged promptly after same are incurred, and fully bonded Liens arising out of a judgment or award against the Borrowers with respect to which the Borrowers shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

          (d)  Liens in favor of the Agent;

          (e) Existing Liens which are to survive the Agreement Date as consented to by the Lenders and which are expressly reflected and described as such in Schedule "2" annexed hereto;

          (f) Other Liens incurred in connection with Indebtedness expressly permitted pursuant to Section 6.01 above, but only to the extent that such Liens secure Indebtedness in amounts not in excess of those permitted by such Section 6.01;

          (g) Encumbrances consisting of easements, rights-of-way, survey exceptions and other similar restrictions on the use of real property reflected on title reports accepted by the Agent, or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Borrowers; and

          (h) Liens arising out of judgments or awards with respect to which the Borrowers shall be prosecuting an appeal in good faith and in respect of which a stay of execution shall have been issued.

     Section 6.03.  Guarantees.  Except for the Guarantee by any one of the
     -------------------------
Borrowers of obligations of any of the other Borrowers, Guarantee, endorse or otherwise in any manner become or be responsible for obligations of any other Person, except: (a) endorsements of negotiable instruments for collection in the ordinary course of business; and (b) Guarantees, not to exceed $50,000 outstanding at any point in time in the aggregate, in respect of the financing of automobiles or other items for use by employees of the Borrowers.

     Section 6.04.  Sales of Assets and Management.  (a) Sell, lease, transfer,
     ---------------------------------------------
encumber or otherwise dispose of any of the Borrowers' properties, assets, rights, licenses or franchises other than (i) sales of inventories in the ordinary course of business, (ii) licenses, joint ventures and related transactions entered into, modified or terminated in the ordinary course of business, (iii) the disposition of obsolete personal properties in the ordinary course of business, or (iv) the termination of Excluded Contracts, (b) turn over the management of, or enter into any management contract with respect to, the Business Operations or such properties, assets, rights, licenses or franchises, or (c) permit any Affiliate of any of the Borrowers (except other Borrowers) to own or obtain any patent, patent application, license, trademark or other intangible asset relating to the Business Operations; provided, however, that
                                                      --------  -------
nothing herein contained shall be deemed to prohibit any of the transactions contemplated by the definition of the "Spin-Off" contained in Section 1.01 hereof, to the extent reflected in the Pro Forma Balance Sheet.

     Section 6.05.  Sale-Leaseback.  Enter into any arrangement, directly or
     -----------------------------
indirectly, with any Person whereby any of the Borrowers shall sell or transfer any property (real, personal or mixed) used or useful in the Business Operations, whether now owned or hereafter acquired, and thereafter rent or lease such property.

     Section 6.06.  Investments; Acquisitions.  Make any Investment in, or
     ----------------------------------------
otherwise acquire or hold securities (including, without limitation, capital stock and evidences of indebtedness) of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person (including any Affiliate), except:
            ------

          (a) advances to employees of any one or more of the Borrowers: (i) for business expenses not to exceed at any time $25,000 in the aggregate, and (ii) for personal needs not to exceed at any time $700,000 in the aggregate as to all employees of the Borrowers;

          (b) investments in obligations of the United States or certificates of deposit of the Lender or other commercial banks reasonably satisfactory to the Lender;

          (c) so long as no Default or Event of Default has occurred and is continuing, an Investment in or acquisition of the securities, assets or properties of any Person in which: (i) the aggregate consideration paid or payable by any or all of the Borrowers (whether in the form of cash, notes and/or any other securities obligating any of the Borrowers to mandatory payments of dividends, Interest Expense or other redemption obligations) does not exceed Five Hundred Thousand ($500,000) Dollars in any one Fiscal Year; and
                                                                            ---
(ii) the aggregate Indebtedness for Money Borrowed (including purchase money Indebtedness incurred in connection with any such Investment) does not exceed Two Hundred Thousand ($200,000) Dollars in any one Fiscal Year; and

          (d) Intercompany Investments, but only if and to the extent evidenced by appropriate instruments (including, without limitation, in respect of Indebtedness, negotiable promissory notes in principal amount equal to any and all such Intercompany Investments so incurred), all of which shall be promptly delivered (with all necessary endorsements thereon) to the Agent pursuant to the Security Agreement and/or the Subsidiary Pledge Agreement.

     Section 6.07.  Corporate Form; Acquisitions.  Dissolve or liquidate, or
     -------------------------------------------
consolidate or merge with or into, sell all or substantially all of the assets of any of the Borrowers to, or otherwise acquire all or substantially all of the securities, assets or properties of, any other Person; provided, that any such
                                                       --------
transaction shall be permitted without the prior written consent of the Requisite Lenders: (a) if solely between or among Borrowers within the same Group (but not between or among any member(s) of one Group and any member(s) of another Group), or (b) if constituting an acquisition or Investment otherwise permitted and within the dollar consideration and Indebtedness limitations provided in Section 6.06(c) above; provided, however, that nothing herein
                                   --------  -------
contained shall be deemed to prohibit any of the transactions contemplated by the definition of the "Spin-Off" contained in Section 1.01 hereof, to the extent reflected in the Pro Forma Balance Sheet.

     Section 6.08.  Dividends and Redemptions.  Except for a transaction
     ----------------------------------------
otherwise permitted pursuant to Section 6.06(c) above, or (subject to the provisions of Section 6.16 below) dividends paid or declared by any one or more Borrowers to any other Borrower(s): (a) directly or indirectly declare or pay any dividends, or make any distribution of cash or property, or both (other than dividends solely in the form of common stock of IGI), to any Person in respect of any of the shares of the capital stock of any of the Borrowers; or (b) directly or indirectly redeem, purchase or otherwise acquire for consideration any securities or shares of the capital stock of any of the Borrowers or any other Person. Notwithstanding the foregoing, IGI shall be permitted to pay cash dividends to its stockholders out of the Net Income of the Borrowers earned in respect of any Fiscal Year equal to not more than twenty-five (25%) percent of the Net Income earned in such Fiscal Year; provided, that: (i) at the time of
                                           --------  ----
and after giving effect to the declaration or payment of such cash dividend(s), no Default or Event of Default shall have occurred and be continuing; (ii) the consolidated accumulated Retained Earnings of the Borrowers (both prior to and
                                                                           ---
after giving effect to the payment of the cash dividend in question) shall at all times equal or exceed $1,000,000; and (iii) such cash dividend shall be paid not later than four (4) months after the declaration of the dividend in question.

     Section 6.09.  Indebtedness for Capital Expenditures.  Other than
     ----------------------------------------------------
Indebtedness to the Lenders, as contemplated by this Agreement: (a) incur Indebtedness (including purchase money Indebtedness) in connection with Capital Expenditures in any Fiscal Year, including direct purchases and/or Capitalized Lease Obligations (other than Existing Capitalized Lease Obligations or substitutes therefor at the same or lower annual rentals), for fixed assets or personal property, where the aggregate Indebtedness (including purchase money Indebtedness) so incurred shall exceed $500,000 in such Fiscal Year; or (b) enter into any Operating Leases which obligates the Borrowers to rental payments in any Fiscal Year which shall be $250,000, in the aggregate, in excess of the Borrowers' aggregate rental payments under Operating Leases in the immediately preceding Fiscal Year.

     Section 6.10.  Change of Business.  As to any of the Borrowers, directly or
     ---------------------------------
indirectly: (a) engage in a business materially different from the general nature of the Business Operations as now being conducted or as same may hereafter be reasonably expanded from time to time in like areas of business (including, without limitation, the developing, manufacturing or marketing of vaccines and/or pharmaceuticals for human consumption or use), or (b) wind up its Business Operations or cease substantially all of its normal Business Operations for a period in excess of thirty (30) consecutive days, or (c) suffer any material disruption, interruption or discontinuance of a material portion of its normal Business Operations for a period in excess of ninety (90) consecutive days.

     Section 6.11.  Receivables.  Sell, assign, discount or dispose in any way
     --------------------------
of any accounts receivable, promissory notes or trade acceptances held by any of the Borrowers with or without recourse, except for collections (including endorsements) in the ordinary course of business.

     Section 6.12.  Corporate Charter and By-Laws.  Agree, consent, permit or
     --------------------------------------------
otherwise undertake to amend any of the terms or provisions of IGI's Certificate of Incorporation or By-Laws in a manner which may impair in any respect any of the Lenders' or the Agent's rights hereunder or under the Security Documents.

     Section 6.13.  Affiliate Transactions.  Except as disclosed in Schedule "4"
     -------------------------------------
annexed hereto, or at arm's length in the normal course of business, enter into any Contract, agreement or transaction with any Affiliate of any of the Borrowers (other than among Borrowers) except after prior written notice to the Lenders and then only upon the prior written consent of the Requisite Lenders.

     Section 6.14.  Fiscal Year.  Amend its Fiscal Year.
     --------------------------

     Section 6.15.  Subordinated Debt.  Prepay, redeem or purchase any
     --------------------------------
Subordinated Debt or capital stock, provided that, subject to the provisions of
                                    --------
Section 6.16 and Section 6.17 below, IGI or any Subsidiary may redeem or purchase capital stock of any other Subsidiary which is a Borrower, if and to the extent wholly-owned by IGI or another Subsidiary.

     Section 6.16.  Transfers of Assets Among Borrowers.  Except for
     --------------------------------------------------
Intercompany Investments evidenced by appropriate pledged instruments as contemplated by Section 6.01(i) and/or 6.06(d) above, no member of one Group shall dividend, sell, assign or otherwise transfer any of its assets or properties (including, without limitation, any technology, patent applications, letters patent or related intangible assets) subject to Liens and Mortgages granted to the Agent under the Security Documents to any member of the other Group.

     Section 6.17.  Sales of Capital Stock of Subsidiaries.  Sell, lease,
     ------------------------------------------------------
transfer, assign, encumber or otherwise dispose of any shares of capital stock (collectively, a "Stock Transfer") of any Subsidiary, except that:
                                                      ------

          (a) stock options to employees of BCI or any other Borrower may be granted and exercised in respect of capital stock of BCI;

          (b) any member of either Group may effect a Stock Transfer to any other member of such Group, subject to the continuing applicability (to the extent theretofore applicable) of the Subsidiary Pledge Agreement to the capital stock which was the subject of the Stock Transfer; and

          (c) provided that no Default or Event of Default hereunder shall have occurred and shall then be continuing, (i) IGEN shall have the right, free and clear of any and all Liens imposed by the Subsidiary Pledge Agreement, to sell, assign, transfer or dispose of capital stock of BCI in a Stock Transfer for cash upon such terms and conditions as the Board of Directors of IGEN shall determine, and/or (ii) BCI shall have the right, free and clear of any and all Liens imposed by the Subsidiary Pledge Agreement, to consummate a Stock Transfer for cash pursuant to any public or private offering BCI's capital stock, upon such terms and conditions as the Board of Directors and stockholder(s) of BCI shall determine; provided, that, if in connection with any such Stock Transfer
                 --------  ----
under either clause (i) or clause (ii) of this Section 6.17(c): (A) in excess of forty-nine (49%) percent of the fully-diluted shares of capital stock of BCI shall be owned of record or beneficially by any Person other than a Borrower; or
(B) the Agent shall be requested, as a condition of such cash financing for BCI, to terminate its Liens on the assets and properties of BCI or the BCI Group, then, and in either such event:

               (x) all Loans or Indebtedness directly or indirectly advanced or provided by Lenders to or for the benefit of BCI or the BCI Group, including therein any Loans made by the Lenders to another Borrower and subsequently advanced by the other Borrower to BCI or the BCI Group (whether or not such Intercompany Investments to or for the benefit of BCI or the BCI Group shall be loans or capital contributions or otherwise evidenced by promissory notes of any member of the BCI Group issued to any other Borrower), together with all interest accrued thereon, shall be paid in full or reimbursed to any of IGI or the ImmunoGen Group simultaneously with the consummation of such Stock Transfer and solely out of the proceeds thereof (such payment to be applied in accordance with Section 2.07 hereof and the applicable Notes); and

               (y) no further Line of Credit Advances or Revolving Credit Advances shall be thereafter made to or for the benefit of BCI or the BCI Group.

     Subject to compliance with the foregoing provisions of Section 6.16 and
Section 6.17(c), the Lender shall, if requested in connection with any such Stock Transfer, release its Liens on the assets and properties of BCI and/or the BCI Group and terminate BCI and/or the BCI Group as a Borrower(s) hereunder and under the Notes and Security Documents.

VII. DEFAULTS
     --------

     Section 7.01.  Events of Default.  Each of the following events is herein,
     --------------------------------
and in the Notes and the Security Documents, sometimes referred to as an Event of Default:

          (a) if any representation or warranty made herein, or in any of the Security Documents, or in any report, certificate, financial statement or other instrument furnished in connection with the Original Agreement, this Agreement, or the borrowing hereunder, shall be false, inaccurate or misleading in any material respect when made or when deemed made hereunder;

          (b) any default in the payment of any principal or interest under any of the Notes or any other Obligations of any of the Borrowers to either of the Lenders when the same shall be due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

          (c) any default in the performance of any of the financial covenants contained in any of Sections 5.08 through 5.11 hereof which is not fully cured within thirty (30) days from the date of such default; or any default in the due observance or performance of any material covenant, condition or agreement contained in any Section of Article VI hereof, or in any of the Notes or Security Documents;

          (d) any material default in the due observance or performance of any other covenant, condition or agreement to be observed or performed under Article V hereof, or otherwise pursuant to the terms hereof, and the continuance of such default unremedied for a period of twenty (20) days after written notice thereof to the Borrowers;

          (e) any default with respect to any Indebtedness for Money Borrowed of the Borrowers (other than to the Lenders) in an amount in excess of $50,000, if the effect of such default is to accelerate the maturity of any such Indebtedness for Money Borrowed or to cause such Indebtedness for Money Borrowed to become due prior to the stated maturity thereof;

          (f) any material default in the due observance or performance of any covenant, condition or agreement on the part of the Borrowers to be observed or performed under the Notes or the Security Documents, including, without limitation, any event which subordinates or otherwise renders invalid or unenforceable the Agent's first priority Liens, encumbrances and security interests on the assets and properties of the Borrowers (subject only to the Existing Liens) and the continuation of such default beyond any applicable grace period provided therein;

          (g) if any of the Borrowers shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature,
(iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

          (h) if any order, judgment or decree shall be entered, without the application, approval or consent of any of the Borrowers, by any court of competent jurisdiction, approving a petition seeking reorganization of any of the Borrowers, or appointing a receiver, trustee, custodian or liquidator of any of the Borrowers, or of all or any substantial part of their respective assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

          (i) if final judgment(s) for the payment of money in excess of $50,000 individually or $100,000 in the aggregate shall be rendered against the Borrowers or any of them, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

          (j) the occurrence of any levy upon or seizure or attachment of any deposits or other property of the Borrowers (or any of them), in the hands or possession of either Lender, and/or the occurrence of any levy upon or seizure or attachment of any other property of the Borrowers (or any of them) having an aggregate fair value in excess of $50,000 individually or $100,000 in the aggregate, which levy, seizure or attachment shall not be set aside, bonded or discharged within sixty (60) days after the date thereof; or

          (k) if the Net Income of the Borrowers is a negative number (i.e., a net loss) for any fiscal quarter.

     Section 7.02.  Remedies.  Upon the occurrence of any Event of Default, and
     -----------------------
at all times thereafter during the continuance thereof: (a) the Notes, and any and all other Indebtedness and Obligations of the Borrowers to the Lenders, shall, at the Lenders' option in accordance with Sections 9.04(b), 9.04(c) and/or 9.04(d) hereof (except in the case of Sections 7.01(g) and 7.01(h) hereof, the occurrence of which shall automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic acceleration), become immediately due and payable, both as to principal, interest and premium, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such Indebtedness or Obligations to the contrary notwithstanding, (b) all outstanding Obligations under the Notes, and all other outstanding Obligations on which the applicable interest rate is determined by reference to the interest rate under any of the Notes, shall bear interest at the default rate of interest provided in the Notes, (c) the Lenders may, subject to Section 9.04 hereof, file suit against the Borrowers on the Notes and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or is adequate), (d) the Agent shall have the right, in accordance with the Notes and the Security Documents, to exercise any and all remedies in respect of such or all of the collateral security for the Obligations as the Agent may determine in its discretion (without any requirement of marshalling of assets, or other such requirement), and (e) the Lenders shall be under no further obligation to consider making any further Advances to any of the Borrowers.


VIII.     PARTICIPATING LENDERS; ASSIGNMENT.
          ---------------------------------

     Section 8.01.  Participations.  Anything in this Agreement to the contrary
     -----------------------------
notwithstanding, each Lender may, at any time and from time to time, without the requirement of any consent in the case of a participation to an Affiliate of such Lender, and otherwise with the prior written consent of a majority in interest of the other Lenders (which consent shall not be unreasonably withheld or delayed), without in any manner affecting or impairing the validity of any Obligations or any collateral security therefor, transfer, assign or grant participating interests in the Loans as such Lender shall in its sole discretion determine, to such other financial institutions (the "Participants") as such Lender may determine. Upon any such transfer, assignment or granting of participating interests, the Participants shall be deemed to be included within the term "Lender" for all purposes of this Agreement and the Exhibits hereto, subject to such agreements and arrangements as the originating Lender and the Participants may agree upon. Each Lender shall endeavor to give written notice to the Borrowers upon the granting of any such participations, but the failure to give any such notice shall not affect or impair the participating interests so established. Notwithstanding the granting of any such participating interests: (a) the Borrowers shall look solely to the Lender granting such participating interest, in respect of the subject Lender's interest, for all purposes of this Agreement and the transactions contemplated hereby, (b) the Borrowers shall at all times have the right to rely upon any waivers or consents signed by the Agent as being binding upon all of the Participants, and (c) all communications in respect of this Agreement and such transactions shall remain solely between the Borrowers and the Agent and the original Lenders hereunder.

     Section 8.02.  Transfer.  Anything in this Agreement to the contrary
     -----------------------
notwithstanding, each Lender may, at any time and from time to time, without the requirement of any consent in the case of a transfer or assignment as part of a sale of loans by the subject Lender in an aggregate principal amount of $100,000,000 or more, and otherwise with the prior written consent of a majority in interest of the other Lenders (which consents may be withheld in each Lender's sole and absolute discretion), without in any manner affecting or impairing the validity of any Obligations or any collateral security therefor, transfer and assign all or any portion of its interest in this Agreement, the Notes, the Security Documents, and the Loans to any other commercial banking institution as such Lender shall determine (an "Assignee Lender"). Upon any such transfer or assignment, the Assignee Lender shall be deemed to succeed to the rights and obligations of a "Lender" for all purposes of this Agreement and the Exhibits hereto. Each Lender shall endeavor to give written notice to the Borrowers prior to making any such transfer or assignment, but the failure to give any such notice shall not affect or impair the assignment so effected.


IX.  THE AGENT; AGREEMENTS AMONG LENDERS
     -----------------------------------

     Section 9.01. Appointment, Powers and Immunities.  Each Lender hereby
     ------------------------------------------------
irrevocably appoints and authorizes Fleet to act as administrator of the Loans and the credit facilities hereunder, and as the Lenders' Agent hereunder and under the Security Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities or authority except those expressly set forth in this Agreement and the Security Documents and shall not be a trustee for the Lenders. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Notes, the Security Documents, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Security Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Security Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity, effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any document or for any failure by any of the Borrowers to perform any of its agreements, covenants or Obligations hereunder or under the Security Documents.

The Agent may, other than for purposes of normal Loan administration, employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible to the Lenders for any action taken or omitted to be taken by it or them hereunder or under the Security Documents in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

     Section 9.02.  Reliance by Agent.  Except to the extent that such reliance
     --------------------------------
constitutes gross negligence or willful misconduct, the Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided by this Agreement, the Security Documents or the other instruments and agreements executed in connection with the Loans, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, or under the Security Documents, in accordance with written instructions signed by the Requisite Lenders.

     Section 9.03.  Events of Default.  The Agent shall not be deemed to have
     --------------------------------
knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on Loans) unless the Agent has itself issued a notice, or has received notice from the Borrowers or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall provide the Lenders with prior written notice of any actions or omissions proposed to be taken by the Agent with respect thereto, unless the giving of such notice is impracticable for reasons of safety or preservation of collateral. The foregoing notwithstanding, the Agent and each of the Lenders hereby agrees to share with one another any and all material information regarding the Borrowers which may come into the possession of the Agent or the Lenders from time to time, provided that neither the Agent nor the Lenders shall be under any duty or obligation to provide any analysis of any such information so provided, or to determine therefrom whether a Default or an Event of Default has occurred.

     Section 9.04.  Waivers; Amendments; Event of Default.
     ----------------------------------------------------

     (a) The Agent may, with the prior written consent of the Requisite Lenders, enter into any amendment or modification of this Agreement and/or any of the Security Documents, and the Borrowers shall be entitled to rely upon any such amendment or modification executed and delivered by the Agent as being made on behalf of all of the Lenders. Such amendments and modifications may include, without limitation, any amendment or modification that would (i) extend the stated maturity of any of the Loans, (ii) increase the principal amounts of any of the Loans (provided that no specific consent shall be required to make additional Advances from time to time in accordance with this Agreement), (iii) change the interest rate charged on any of the Loans (provided that no specific consent shall be required for any such change provided for in the Notes), (iv) forgive or extend any payment of principal or interest payable with respect to any of the Loans, (v) modify any of the financial covenants contained in Sections 5.08 through 5.11 hereof, or any of the covenants contained in Article VI hereof, (vi) release any material portion of the collateral security for the Obligations (provided that no specific consent shall be required in respect of any such release which is required in accordance with the terms of any of the Security Documents as in effect on the Agreement Date), (vii) use any of such collateral security to secure any indebtedness or liabilities other than the Obligations, or (viii) grant any waiver which would have the practical effect of implementing any amendment or modification described in the foregoing clauses (i) through (vii).

     (b) Upon the giving of any Notice of Default required under Section 9.03 above, Fleet (as Agent), for itself and on behalf of the Lenders, shall (subject to the provisions of this Article IX) take such action or actions, assert such rights, exercise such remedies and/or waive such Default(s) or Event(s) of Default or refrain from taking such actions with respect thereto, as the Lenders shall mutually agree upon, including, without limitation, (i) the cessation of any further Advances, the acceleration of any or all of the Obligations, the institution of suit, and/or the commencement of foreclosure proceedings in respect of the collateral under the Security Documents (individually and collectively, hereinafter referred to as a "Loan Acceleration Action"), or (ii) the waiving of any Default(s) or Event(s) of Default, the granting of any moratoriums in payment of required payments under any Notes, and/or the extension of the term of any Loans, for the purposes of assisting the Borrower and "working out" the Loans (individually and collectively, hereinafter referred to as a "Loan Workout Action"). In the event that the Lenders are unable to mutually agree upon the appropriate Loan Acceleration Action or Loan Workout Action, or forbearance from any such action, as the case may be, within ten (10) Business Days after the Lenders receive Notice of Default or any proposed action or omission by a Lender, then: (A) if the subject Event of Default is a "Non-Fundamental Default" (as such term is hereinafter defined), then, and in such event, the provisions of Section 9.04(c) hereof shall be applicable; and (B) if the Default or Event of Default is a "Fundamental Default" (as such term is hereinafter defined), then, and in such event, the provisions of Section 9.04(d) hereof shall be applicable.

     (c) (i) In the event that there shall occur and be continuing any Event of Default hereunder, other than an Event of Default of the nature specified in
Section 9.04(d) hereof (a "Non-Fundamental Default"), then Fleet (as Agent) may at any time, by consent or agreement (written or oral) of the holders of more than fifty (50%) percent of the combined Revolving Credit Commitment and Line of Credit Commitment, take such Loan Workout Action or Loan Acceleration Action as such Requisite Lenders shall deem to be appropriate, including but not limited to the institution of foreclosure proceedings in respect of the collateral for the Obligations, all as contemplated by Section 9.04(b) above and pursuant to the Security Documents; provided, however, that the Agent may not thereby,
                        --------  -------
without the consent of the Requisite Lenders for such purpose, grant any waiver or effect any amendment or modification requiring supermajority consent pursuant to Section 9.04(a) hereof.

          (ii) Following the occurrence and during the continuance of any Non-Fundamental Default, notwithstanding a request for any specific Loan Acceleration Action by any of the Lenders, if the Requisite Lenders shall not agree with the proposed Loan Acceleration Action, then, and in such event, neither the Agent nor any Lender shall, without the express prior written consent of the Requisite Lenders, take any such Loan Acceleration Action for a period of ninety (90) days following the date of such Notice of Default (the "Standstill Period"). If such Non-Fundamental Default(s) shall still be continuing at the expiration of such ninety (90) day Standstill Period, unless the specific Loan Acceleration Action previously requested by any Lender is retracted or modified in writing by such Lender, then, and in such event, Fleet (as Agent) shall promptly, on behalf of all Lenders, commence Loan Acceleration Action to the extent and in the manner that Fleet (as Agent) determines in good faith that any Loan Acceleration Action is then requested by Lenders collectively constituting the Requisite Lenders, failing which, Mellon may, if Mellon then holds at least one-third of the combined Revolving Credit Commitment and Line of Credit Commitment, unilaterally commence such Loan Acceleration Action as Agent on behalf of all of the Lenders.

          (iii) Notwithstanding the occurrence of any one or more Event(s) of Default constituting Non-Fundamental Defaults, if, during the pendency of any Standstill Period, there shall occur and be continuing any Event(s) of Default constituting a "Fundamental Default" as defined in Section 9.04(d) hereof, such Standstill Period shall terminate on a date which shall be the earlier of thirty
(30) days from the occurrence of such Fundamental Default(s) or ninety (90) days from the date such Standstill Period originally commenced.

          (iv) During the pendency of any Standstill Period, if and for so long as any Lender (or group of Lenders) holding not less than one-third of the combined Revolving Credit Commitment and Line of Credit Commitment shall continue to fund its (or their) pro rata percentage
                                                           --- ----
of the Advances, then the other Lender(s) shall likewise continue to fund its pro rata percentage of the Advances.
--- ----

     (d) In the event that there shall occur and be continuing any Event(s) of Default (individually a "Fundamental Default" and collectively "Fundamental Defaults"):

               (i) of the nature specified in Section 7.01(b) of this Agreement; or

               (ii) with respect to (A) any of the financial covenants contained in any of Sections 5.08 through 5.11 hereof by a variance of more than ten (10%) percent which is not fully cured in the next succeeding fiscal quarter, or (B) any of the financial covenants contained in any of Sections 5.08 through 5.11 hereof by a variance of more than twenty (20%) percent; or

               (iii) of the nature specified in Sections 7.01(e), 7.01(g), 7.01(h), 7.01(i) or 7.01(j) of this Agreement;

then, provided that such Fundamental Default shall still be continuing thirty
(30) days after the occurrence thereof, Fleet (as Agent) shall promptly commence such Loan Acceleration Action as may be requested in writing by the holders of the greatest portion of the combined Revolving Credit Commitment and Line of Credit Commitment who request specific Loan Acceleration Action, including but not limited to the institution of foreclosure proceedings in respect of the collateral for the Obligations; failing which, Mellon may, if it then holds more than one-third of the combined Revolving Credit Commitment and Line of Credit Commitment, unilaterally commence such Loan Acceleration Action as Agent on behalf of all of the Lenders.

     (e) Each of the Lenders shall, at all times, act in good faith to mutually agree upon all Loan Workout Actions and/or Loan Acceleration Actions to be taken in respect of the Loans and other Obligations. In the event and to the extent that the Agent receives conflicting instructions as to any action to be taken, the Agent shall use its good faith judgment to determine and implement those specific actions requested by the Requisite Lenders. In the event that the Agent receives conflicting instructions from two Lenders (or two groups of Lenders) each holding fifty (50%) percent of the combined Revolving Credit Commitment and Line of Credit Commitment, the Agent shall not, and shall not be required to, undertake any action requested by either such Lender (or group of Lenders), except to the extent that such instructions are not materially inconsistent or amended by either Lender (or group of Lenders) so as to be not materially inconsistent.

     (f) In the event that Mellon shall, at any time, have the right to take action under this Section 9.04 as Agent for the benefit of the Lenders, then Fleet shall cooperate with Mellon in all respects to enable Mellon to take such action as it is authorized to take under this
Section 9.04, including but not limited to (i) assigning to Mellon such of Fleet's rights and responsibilities as Agent under this Agreement as may be necessary or appropriate for Mellon to act under the circumstances, (ii) delivering to Mellon such books and records as may be requested by Mellon and necessary or appropriate under the circumstances, (iii) turning over to Mellon any collateral for the Obligations then held by Fleet (as Agent), and/or (iv) executing and delivering to Mellon any and all such agreements, instruments, certificates and other documents as may be necessary or appropriate for Mellon to undertake and carry out such action as it is permitted to take hereunder.

     (g) Neither Fleet nor, if applicable, Mellon, shall be required to take any action as Agent under this Section 9.04 if Fleet or Mellon, as the case may be, shall have requested and the Lenders shall not have provided reasonable indemnity against the reasonable costs, expenses and liabilities which might be incurred by reason of such action, which indemnity shall entitle Fleet or Mellon, as the case may be, to receive reimbursement for such reasonable costs, expenses and liabilities out of the proceeds of collateral (if applicable) or otherwise from the Lenders as and when such costs, expenses and liabilities are incurred.

     (h) Except as otherwise specified in this Section 9.04, Fleet shall, and shall be permitted in its discretion to, administer the Loans in a manner consistent with its normal lending and business practices, and to enforce the provisions, rights and remedies pursuant to this Agreement and the Security Documents in a manner consistent herewith and therewith and in Fleet's good faith judgment.

     (i) Nothing contained in this Section 9.04 shall be deemed to grant to the Borrowers any indulgence or grace period in respect of any of their covenants or obligations under this Agreement (or any right to expect or receive any such indulgence or grace period), except as otherwise specifically provided in other Sections of this Agreement. Nothing contained in this Section 9.04 shall be deemed to prohibit or impair the Agent, regardless of the lack of any requisite consents of Lenders, from taking action in respect of any of the collateral under the Security Documents if same are perishable or threaten to decline speedily in value.

     Section 9.05.  Agent's Rights as a Lender.  With respect to its interest in
     -----------------------------------------
the Revolving Credit Commitment and the Line of Credit Commitment and the Loans made by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender, and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. To the same extent as such rights are available to any Lender in accordance with and subject to this Agreement, the Agent and its Affiliates (including, without limitation, Mellon and its Affiliates in the event that Mellon shall at any time be acting as or performing duties of the Agent hereunder) may (without having to account therefor to any other Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers or their Affiliates, as if it were not acting as Agent. The Agent (including, without limitation, Mellon and its Affiliates in the event that Mellon shall at any time be acting as or performing duties of the Agent hereunder) may accept, for its sole account, fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement or the Security Documents or otherwise.

     Section 9.06. Indemnification.  Each Lender shall, ratably in accordance
     -----------------------------
with its ratable interest in the Loans, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection herewith or any action taken or omitted by the Agent hereunder. Such right to indemnification shall be available to each Agent from time to time hereunder, including (without limitation) Mellon in the event that Mellon shall at any time be acting as or performing duties of the Agent hereunder.

     Section 9.07.  Credit Decision.  Each Lender acknowledges that it has,
     ------------------------------
independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 9.08.  Successor Agent.  The Agent (a) may resign at any time by
     ------------------------------
giving thirty (30) days' written notice thereof to the Lenders and the Borrowers, and (b) shall be deemed to have resigned upon any bankruptcy, insolvency or receivership of the Agent; provided, that any such resignation shall be effective at the time specified below. Upon any such resignation, the Requisite Lenders shall have the right, but not the obligation, to appoint a successor Agent (which successor shall be subject to the Borrower's prior written approval (such approval not to be unreasonably withheld or delayed) in the event that such successor is not also a Lender). If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within thirty (30) days after the resigning Agent gives notice of resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder. After any resigning Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 9.09.  Several Liability of Lenders; Failure to Lend.
     ------------------------------------------------------------

     (a) No Lender shall incur or assume any liability or obligation to any Borrower by reason of any other Lender failing or refusing to make Advances or otherwise lend the amounts required by this Agreement; it being understood and agreed that all obligations of the Lenders to make any and all Loans hereunder are several, and not joint and several.

     (b) In the event and to the extent that any Lender shall, for any reason or no reason, fail or refuse to make its pro rata portion of the Advances otherwise
                                      --- ----
required to be made hereunder, then the other Lender(s) may (but shall not be obligated to) make such Advances on behalf of the defaulting Lender; in which event such non-defaulting Lender may be reimbursed for any such Advances so made on behalf of the defaulting Lender out of the defaulting Lender's otherwise applicable share of the initial proceeds of all payments and collections received under the Borrowers' Loan accounts, or out of the initial net proceeds received from the sale or liquidation of any collateral under the Security Documents in the event of a foreclosure thereof.

     Section 9.10.  Sharing and Remittance of Payments and Collateral.
     ----------------------------------------------------------------

     (a) In order to minimize, to the extent feasible, the number of transfers of funds under this Agreement, (i) the Agent may, in its discretion, fund to the Borrowers (within the limit of the Revolving Credit Commitment or the Line of Credit Commitment, as the case may be), upon receipt of any borrowing request from the Borrowers, the full amount of the requested borrowing, and (ii) the Borrowers shall be entitled to make any and all payments (whether for principal, interest, fees or otherwise) hereunder to the Agent on behalf of the Lenders. Upon any such advance or receipt of funds by the Agent, the Agent shall notify (telephonically or in such other manner as the Agent may deem appropriate) each of the Lenders of the amounts thereof, and the Lenders shall remit to the Agent, or the Agent shall remit to the Lenders (as the case may be), the subject Lender's pro rata share of the subject disbursement or collection, which remittance shall be made (i) if the subject notice or receipt of funds is received prior to 1:00 P.M. eastern time, on the same day as such notice or receipt of funds is received, and (ii) if such notice or receipt of funds is received at or after 1:00 P.M. eastern time, then not later than the next succeeding Business Day following the receipt of such notice or receipt of funds. Any and all payments hereunder shall be made by wire transfer of same-day Federal Reserve Funds, and to the extent that any payments (either by or to the Agent) are not made on the same day as the underlying disbursement or collection, then interest on the subject amount shall be charged or credited (as the case may be) to the next amounts payable by or to the subject Lender.

     (b) All collections received by the Agent or any Lender(s) in respect of the Borrowers shall be applied in accordance with this Agreement, and all collections applied to Advances and/or interest thereon or fees in respect thereof shall be allocated ratably among the Lenders in proportion to their relative interests in such Loans, with funds remitted, in accordance with
Section 9.10(a) above, by wire transfer of same-day Federal Reserve Funds for all fees, interest payments and other amounts payable to the Lenders under this Agreement, including amounts payable in respect of the principal amounts of, and accrued interest on, the Loans. If requested by the Agent, each Lender shall, promptly following receipt of each payment under this Section 9.10(b), confirm its receipt by a written acknowledgment telecopied to the Agent.

     (c) If and to the extent that any payment received by any Lender in respect of the Loans (whether principal, interest or otherwise) shall be rescinded or must otherwise be returned for any lawful reason, then each of the Lenders shall, upon notice thereof, remit its proportionate share of the amount(s) so rescinded or returned.

     (d) Except for any prepayments made by the Borrowers while no other Obligations shall be then due and payable (which prepayments shall be applied to those Obligations and in the manner directed by the Borrower), and any other payments received at any time when no other Obligations shall be then due and payable (which payments shall be applied in reduction of the outstanding Advances), all payments received by the Agent or any Lender(s) from the Borrower (whether by means of direct payment, by charge or set-off to the Borrower's Loan accounts or deposit accounts, out of the proceeds of collateral, or otherwise) shall be applied and disbursed by the Agent to the Lenders, ratably in proportion to their relative interests therein, as follows:

          (i) first, to any Revolving Credit Advances outstanding in excess of the Revolving Credit Commitment as in effect at such time (provided that nothing herein contained shall be deemed to permit any such excess Revolving Credit Advances to be outstanding at any time);

          (ii) next, to any Line of Credit Advances outstanding in excess of the Line of Credit Commitment as in effect at such time (provided that nothing herein contained shall be deemed to permit any such excess Line of Credit Advances to be outstanding at any time);

          (iii)next, to accrued interest due and payable on the Advances, in such order and application as the Agent may determine;

          (iv) next, to any unpaid Revolving Credit Commitment Fee and/or Line of Credit Commitment Fee then due and payable, in such order and application as the Agent may determine; and

          (v)  next, to any other Obligations then due and payable.

The foregoing notwithstanding, the Agent shall be entitled, prior to any application of payments hereunder, to receive reimbursement out of such payments for any previously unreimbursed reasonable costs and expenses incurred by the Agent pursuant to any of the Security Documents.

     (e) To the extent of any payments made by the Borrower to the Agent as administrator of the Loans, the Borrower shall be entitled to presume that such payments have effectively been made to the Lenders under this Agreement, and the Borrower shall have no liability to any Lender with respect to any payments misapplied, misappropriated, or otherwise improperly disbursed or not disbursed by the Agent as administrator.

     Section 9.11.  Buyout Rights.  Upon any bankruptcy, insolvency or
     ----------------------------
receivership of any Lender, each of the other Lenders shall have the right (but not the obligation), at any time thereafter, to purchase, ratably in proportion to their respective interests in the Revolving Credit Commitment and the Line of Credit Commitment (or in such other proportions as such other Lenders may mutually agree), the bankrupt or insolvent Lender's interest in the Advances, at an aggregate price equal to the principal balance and unpaid accrued interest and fees on the interest being purchased as of the date of purchase, such purchase price to be paid on the date of purchase by wire transfer of Federal Reserve funds. Upon any such purchase, each purchasing Lender shall succeed to the applicable portion of the bankrupt or insolvent Lender's interest in the Revolving Credit Commitment and the Line of Credit Commitment.

X.   MISCELLANEOUS
     -------------

     Section 10.01.  Survival.  This Agreement and all covenants, agreements,
     ------------------------
representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes, and shall continue in full force and effect for so long as the Notes or any other Indebtedness or other Obligations of the Borrowers to the Lenders are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrowers, shall inure to the benefit of the successors and assigns of the Lenders.

     Section 10.02.  Indemnification.  The Borrowers hereby jointly and
     -------------------------------
severally indemnify each of the Lenders and each of their respective directors, officers, employees, attorneys and agents against, and agrees to hold each Lender and such Persons harmless from, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, incurred by either Lender or any such Person arising out of, in any way connected with, or as a result of: (a) the use of any of the proceeds of the Loans made by the Lenders to the Borrowers for the making, or furtherance, of the consummation of the transactions contemplated by Section 2.04 above; (b) this Agreement, the ownership and operation of the Borrowers' assets, including all real properties and improvements or any Contract, the performance by the Borrowers or any other Person of their respective obligations thereunder, and the consummation of the transactions contemplated by this Agreement; and/or (c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not a Lender or its directors, officers, employees, attorneys or agents are a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (i) any unexcused breach by the subject Lender of any of its obligations under this Agreement, (ii) the willful misconduct or negligence of the subject Lender, provided that any such loss, claim, damage, liability or expense is determined by a court of competent jurisdiction by final judgment to have resulted from the willful misconduct or negligence of such Lender and the further finding that such willful misconduct or negligence was the primary cause thereof (i.e., more than 50% of the causation), or (iii) the breach of any commitment or legal obligation of the subject Lender to any Person other than the Borrowers or their Affiliates, provided that such breach is determined pursuant to a final and nonappealable decision of a court of competent jurisdiction. The foregoing indemnity shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of any or all of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, the Security Documents or the Notes, any investigation made by or on behalf of either Lender, and the content or accuracy of any representation or warranty made by the Borrowers or their Affiliates under this Agreement. All amounts due under this Section 10.02 shall be payable on written demand therefor.

     Section 10.03.  Governing Law.  This Agreement, the Notes and the Security
     -----------------------------
Documents shall (irrespective of where same are executed and delivered) be governed by and construed in accordance with the laws of the State of New Hampshire (without giving effect to principles of conflicts of laws), except as may otherwise be provided in the Mortgages.

     Section 10.04.  Waiver and Amendment.  Neither any modification or waiver
     ------------------------------------
of any provision of this Agreement, the Notes or the Security Documents, nor any consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be set forth in writing duly signed or acknowledged by the Requisite Lenders (or by the Agent if in accordance with Section 9.04(a) hereof) and all of the Borrowers, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. No notice to or demand on the Borrowers in any instance shall entitle the Borrowers to any other or future notice or demand in the same, similar or other circumstances.

     Section 10.05.  Reservation of Remedies.  Neither any failure nor any delay
     ---------------------------------------
on the part of either Lender or the Agent in exercising any right, power or privilege hereunder, or under the Notes, any of the Security Documents, or any other instrument given as security for any of the Obligations, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

     Section 10.06.  Notices.  All notices, requests, demands and other
     -----------------------
communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered or mailed (registered or certified mail, return receipt requested) or telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

          If to the Agent or the Lenders:

               Fleet Bank-NH
               650 Elm Street
               Manchester, New Hampshire  03101
               Attn: John A. Hopper, Senior Vice President
               Mail Stop NH/NA/0123
               Telecopier # (603) 647-7617

               - and -

               Mellon Bank, N.A.
               1735 Market Street
               Philadelphia, Pennsylvania  19103
               Attn: Middle Market

               - and -

               Mellon Bank, N.A.
               c/o Mellon Financial Services
               Woodland Falls Corporate Park
               210 Lake Drive East, Suite 106
               Cherry Hill, New Jersey 08002
               Attn: Anthony W. LaMarca
               Telecopier  # (609) 482-9733

          with a copy to:

               Solomon, Fornari, Weiss & Moskowitz, P.C.
               650 Fifth Avenue
               New York, New York 10019
               Attn:  Stephen A. Weiss, Esq.
               Telecopier # (212) 246-2561

          If to the Borrowers:

               IGI, Inc.
               Wheat Road and Lincoln Avenue
               Buena, New Jersey  08310
               Attn:  John P. Gallo, President
               Telecopier # (609) 697-1001

          with a copy to:

               David A. White, Esq.
               White & McDermott, P.C.
               65 William Street
               Suite 209
               Wellesley, Massachusetts 02181
               Telecopier # (617) 237-8120
or, as to each party, at such other address or telecopier number as shall be designated by such party in a written notice to the other parties delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given when personally delivered or when deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested) or delivered to the telegraph company, addressed as aforesaid or when submitted by facsimile transmission to a telecopier number designated by such addressee. No other method of written notice is precluded.

     Section 10.07.  Binding Effect.  This Agreement shall be binding upon and
     ------------------------------
inure to the benefit of each of the Borrowers and the Lenders and their respective successors and assigns, except that none of the Borrowers shall have the right to assign any of its rights or obligations hereunder without the prior written consent of the Lenders.

     Section 10.08.  Consent to Jurisdiction; Waiver of Jury Trial.  Each of the
     -------------   ---------------------------------------------
Borrowers hereby consents to the jurisdiction of all courts of the State of New Hampshire and the United States District Court for the District of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, the Notes, the Security Documents, the Modification Agreement, the Second Modification Agreement, any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of the Borrowers' obligations hereunder or thereunder. The Borrowers hereby expressly waive any and all objections any of them may have as to venue in any of such courts, and also waive trial by jury in any such suit, action or proceeding.

     Section 10.09.  Severability.  If any provision of this Agreement is held
     ----------------------------
invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

     Section 10.10.  Captions.  The Article and Section headings in this
     ------------------------
Agreement are included herein for convenience of reference only, and shall not affect the construction or interpretation of any provision of this Agreement.

     Section 10.11.  Sole and Entire Agreement.  This Agreement, the Notes, the
     -----------------------------------------
Security Documents, the Modification Agreement, the

Second Modification Agreement, and the other agreements, instruments, certificates and documents referred to or described herein and therein constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersede all prior discussions, agreements and understandings of every kind and nature between the parties as to such subject matter.


XI.  EFFECT ON ORIGINAL AGREEMENTS AND EXISTING OBLIGATIONS
     ------------------------------------------------------

     Section 11.01.  Amendment and Restatement.  Effective upon the
     -----------------------------------------
satisfaction, or waiver by the Lenders, of the conditions precedent set forth in
Article IV above, this Agreement shall amend and restate the Original Agreement and the Amended and Restated Loan Agreement in their entirety, and shall supersede the Original Agreement and the Amended and Restated Loan Agreement except to the extent that any Exhibits or Schedules to the Original Agreement and/or the Amended and Restated Loan Agreement are referenced herein or incorporated herein by reference.

     Section 11.02.  No Novation.  The Borrowers hereby confirm the ongoing
     ---------------------------
validity of all of the Obligations outstanding on the date hereof and on the effectiveness of this Agreement (including but not limited to Obligations under the Notes), and further acknowledge, confirm and agree that none of the amendments effected and to be effected by this Agreement constitute or shall constitute a novation of any of the Obligations outstanding on the date hereof or immediately prior to the effectiveness of this Agreement.

     Section 11.03.  Confirmation and Reaffirmation.  The Borrowers hereby
     ----------------------------------------------
reaffirm the validity of all of the liens and security interests heretofore granted to Fleet (all of which shall hereafter be held by the Agent for the benefit of the Lenders) as collateral security for the Obligations, and acknowledge that all of such liens and security interests, and all collateral heretofore pledged as security for the Obligations, shall continue to be and remain collateral for the Obligations (as modified pursuant to this Agreement) from and after the effectiveness of this Agreement.

     Section 11.04.  Cross-References.  From and after the effectiveness of this
     --------------------------------
Agreement, all references to the "Loan Agreement" contained in the Notes and the Security Documents shall thereafter mean and refer to this Agreement; all references to the Notes contained in the Security Documents shall thereafter mean and refer to the Notes as amended pursuant to this Agreement, the Modification Agreement and the Second Modification Agreement; and all references to the Security Documents contained in the Notes shall thereafter mean and refer to the Security Documents as amended pursuant to the Modification Agreement and the Second Modification Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers on the dates set forth below, but all as of the day and year first above written.

Dated:  As of December 13, 1995

                                    FLEET BANK-NH


                                    By: ___________________________

                                    MELLON BANK, N.A.


                                    By: ___________________________

                                    IGI, INC.


                                    By: ___________________________

                                    IGEN, INC.


                                    By: ___________________________

                                    IMMUNOGENETICS, INC.


                                    By: ___________________________

                                    BLOOD CELLS, INC.


                                    By: ___________________________

STATE OF NEW HAMPSHIRE )
                       )  ss:
COUNTY OF ___________  )


     On the _____ day of December, 1995, personally appeared before me ________________, of Fleet Bank-NH, who acknowledged that he is the _________ of Fleet Bank-NH, and that said instrument was signed by him on behalf of said corporation by due authority.

                              ____________________________________
                              Notary Public

My Commission Expires:

________________________

STATE OF NEW JERSEY )
                    )  ss:
COUNTY OF ________  )


     On the _____ day of December, 1995, personally appeared before me ________________, of Mellon Bank, N.A., who acknowledged that he is the
_________ of Mellon Bank, N.A., and that said instrument was signed by him on behalf of said corporation by due authority.

                              ____________________________________
                              Notary Public

My Commission Expires:

________________________


STATE OF NEW JERSEY )
                    )  ss:
COUNTY OF ________  )


     On the _____ day of December, 1995, personally appeared before me ________________, of IGI, Inc., who acknowledged that he is the _________ of IGI, Inc., and that said instrument was signed by him on behalf of said corporation by due authority.

                              ____________________________________
                              Notary Public

My Commission Expires:

________________________

STATE OF NEW JERSEY )
                    )  ss:
COUNTY OF ________  )


     On the _____ day of December, 1995, personally appeared before me ________________, of IGEN, Inc., who acknowledged that he is the _________ of IGEN, Inc., and that said instrument was signed by him on behalf of said corporation by due authority.

                              ____________________________________
                              Notary Public

My Commission Expires:

________________________

STATE OF NEW JERSEY )
                    )  ss:
COUNTY OF ________  )


     On the _____ day of December, 1995, personally appeared before me ________________, of Immunogenetics, Inc., who acknowledged that he is the
_________ of Immunogenetics, Inc., and that said instrument was signed by him on behalf of said corporation by due authority.

                              ____________________________________
                              Notary Public

My Commission Expires:

________________________


STATE OF NEW JERSEY )
                    )  ss:
COUNTY OF ________  )


     On the _____ day of December, 1995, personally appeared before me ________________, of Blood Cells, Inc., who acknowledged that he is the
_________ of Blood Cells, Inc., and that said instrument was signed by him on behalf of said corporation by due authority.

                              ____________________________________
                              Notary Public

My Commission Expires:

________________________

                           IGI, INC. AND SUBSIDIARIES
                           --------------------------
                        EXHIBITS AND SCHEDULES INDEX TO
                        -------------------------------
                   SECOND AMENDED AND RESTATED LOAN AGREEMENT
                   ------------------------------------------

                                    EXHIBITS
                                    --------


A-1..............Fleet Revolving Credit Note
A-2..............Mellon Revolving Credit Note
B-1..............Fleet Line of Credit Note
B-2..............Mellon Line of Credit Note
C................Second Modification Agreement



                                   SCHEDULES
                                   ---------


1.........Existing Indebtedness
2.........Existing Liens
3.........Existing Real Properties and Existing Leases
4.........Transactions with Affiliates
5.........Contracts
6.........Litigation
7.........Benefit Plans
8.........Material Adverse Changes; Sale or Encumbrance of Assets,
          Etc.
9.........Environmental Matters
10........Capitalization of Borrowers
11........Permitted Bank Depositories
12........Immaterial Contracts
13........Immaterial Leases and Immaterial Real Properties
14........Ongoing Transactions with MPS Group